Exhibit 4.1







                             KDSM, INC., as Issuer,

      SINCLAIR BROADCAST GROUP, INC., as Guarantor in certain circumstances

                                       and

                FIRST UNION NATIONAL BANK OF MARYLAND, as Trustee

                                   ----------

                                    INDENTURE

                           Dated as of March 12, 1997

                                   ----------

                                  $206,200,000

                       11 5/8% Senior Debentures due 2009

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of March 12, 1997

 Trust Indenture                                             Indenture
 Act Section                                                  Section
 ---------------                                             ----------

Section 310    (1)                   ...............         610, 611
            (a)(1)                   ...............         608
            (a)(2)                   ...............         608
            (b)                      ...............         607, 609
Section 311 (a)                      ...............         612
Section 312 (c)                      ...............         702
Section 313 (a)                      ...............         703
            (c)                      ...............         703, 704
Section 314 (a)                      ...............         704
            (a)(4)                   ...............         1015
            (b)                      ...............         1402
            (c)(1)                   ...............         103
            (c)(2)                   ...............         103
            (d)                      ...............         1403, 1404
            (e)                      ...............         103
Section 315 (a)                      ...............         602, 903
            (b)                      ...............         601, 602, 903
            (c)                      ...............         602, 903
            (d)                      ...............         602, 903
Section 316 (a) (last sentence)      ...............         101 ("Outstanding")
            (a)(1)(A)                ...............         502, 512
            (a)(1)(B)                ...............         513
            (b)                      ...............         508
            (c)                      ...............         105
Section 317 (a)(1)                   ...............         503
            (a)(2)                   ...............         504
Section 318 (c)                      ...............         108
--------------

         Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PARTIES....................................................................... 1

RECITALS...................................................................... 1

ARTICLE ONE       DEFINITIONS AND OTHER PROVISIONS OF
                  GENERAL APPLICATION........................................  2

Section 101.  Definitions....................................................  2
             "Accredited Investor"...........................................  3
             "Acquired Indebtedness".........................................  3
             "Additional Interest"...........................................  3
             "Additional Interest Attributable to Deferral"..................  3
             "Additional Interest Attributable to Taxes".....................  3
             "Administrative Trustee"........................................  3
             "Affiliate".....................................................  3
             "Agent Member"..................................................  4
             "Applicable Procedures".........................................  4
             "Articles Supplementary"........................................  4
             "Asset Sale"....................................................  4
             "Asset Transfer Transaction"....................................  4
             "Bank Credit Agreement".........................................  5
             "Bankruptcy Law"................................................  5
             "Board of Directors"............................................  5
             "Board Resolution"..............................................  5
             "Business Day"..................................................  5
             "Capital Lease Obligation"......................................  6
             "Capital Stock".................................................  6
             "Cash Equivalents"..............................................  6
             "Change of Control".............................................  6
             "Code"..........................................................  7
             "Collateral"....................................................  7
             "Collateral Documents"..........................................  7
             "Commission"....................................................  7
             "Common Securities".............................................  7
             "Company".......................................................  7
----------

Note: This table of contents shall not, for any purposes, be deemed to be a part of this Indenture.

             "Company Request" or "Company Order"............................  8
             "Consolidated"..................................................  8
             "Consolidated Interest Expense".................................  8
             "Consolidated Net Income (Loss)"................................  8
             "Consolidated Net Worth"........................................  9
             "Corporate Trust Office"........................................  9
             "Cumulative Consolidated Interest Expense"......................  9
             "Cumulative Operating Cash Flow"................................  9
             "Cumulative Parent Preferred Dividends".........................  9
             "Debt to Operating Cash Flow Ratio".............................  9
             "Default"....................................................... 10
             "Depositary".................................................... 10
             "Designated Sinclair Senior Indebtedness"....................... 10
             "Disqualified Equity Interests"................................. 10
             "Equity Interest"............................................... 10
             "Event of Default".............................................. 10
             "Exchange Act".................................................. 10
             "Exchange Offer"................................................ 11
             "Exchange Offer Registration Statement"......................... 11
             "Existing Indentures"........................................... 11
             "Existing Notes"................................................ 11
             "Fair Market Value"............................................. 11
             "Film Contract"................................................. 11
             "Founders' Notes"............................................... 11
             "GAAP".......................................................... 11
             "Global Security"............................................... 11
             "Guarantee"..................................................... 11
             "Guaranteed Debt"............................................... 12
             "Holder"........................................................ 12
             "Indebtedness".................................................. 12
             "Indenture Obligations"......................................... 13
             "Independent Director".......................................... 13
             "Initial Purchasers"............................................ 13
             "Interest Payment Date"......................................... 13
             "Interest Rate Agreements"...................................... 13
             "Investment Company Act Event".................................. 13
             "Investments"................................................... 14
             "Issue Date".................................................... 14
             "Junior Securities"............................................. 14
             "KDSM Senior Debentures" or "KDSM Senior Debenture"............. 14
             "Lien".......................................................... 14
             "Liquidation Value"............................................. 14
             "Maturity Date"................................................. 14

             "Minority Note"................................................. 14
             "Moody's"....................................................... 15
             "1993 Notes".................................................... 15
             "1995 Notes".................................................... 15
             "Non-payment Default"........................................... 15
             "Officers' Certificate"......................................... 15
             "Operating Cash Flow"........................................... 15
             "Opinion of Counsel"............................................ 15
             "Opinion of Independent Counsel"................................ 15
             "Outstanding"................................................... 15
             "Parent Preferred Extension Period"............................. 16
             "Paying Agent".................................................. 16
             "Payment Default"............................................... 17
             "Permitted Holders"............................................. 17
             "Permitted Investment".......................................... 17
             "Permitted Sinclair Junior Securities".......................... 17
             "Person"........................................................ 17
             "Pledge Agreement".............................................. 18
             "Predecessor Securities"........................................ 18
             "Preferred Equity Interest"..................................... 18
             "Property Trustee".............................................. 18
             "Prospectus".................................................... 18
             "Public Equity Offering"........................................ 18
             "Purchase Money Obligation"..................................... 18
             "QIB"........................................................... 19
             "Redemption Date"............................................... 19
             "Redemption Price".............................................. 19
             "Registration Rights Agreement"................................. 19
             "Registration Statement"........................................ 19
             "Regular Record Date"........................................... 19
             "Responsible Officer"........................................... 19
             "Restricted Securities Legend".................................. 20
             "Restricted Securities Transfer Certificate".................... 20
             "Restricted Security"........................................... 20
             "Rule 144A Information"......................................... 20
             "S&P"........................................................... 20
             "Sale and Leaseback Transaction"................................ 20
             "Securities Act"................................................ 20
             "Security Register" and "Security Registrar".................... 20
             "Shelf Registration Statement".................................. 20
             "Significant Subsidiary"........................................ 20
             "Sinclair"...................................................... 21
             "Sinclair Capital".............................................. 21

             "Sinclair Senior Indebtedness".................................. 21
             "Special Record Date"........................................... 21
             "Stated Maturity"............................................... 21
             "Subordinated Indebtedness"..................................... 22
             "Subsidiary".................................................... 22
             "Successor Security"............................................ 22
             "Tax Event"..................................................... 22
             "Temporary Cash Investments".................................... 23
             "Trust" or "Sinclair Capital"................................... 23
             "Trust Indenture Act"........................................... 23
             "Trustee"....................................................... 23
             "UCC"........................................................... 23
             "Voting Rights Triggering Event"................................ 23
             "Voting Stock".................................................. 23
             "Wholly Owned Subsidiary"....................................... 23
Section 102.  Other Definitions.............................................. 23
Section 103.  Compliance Certificates and Opinions........................... 24
Section 104.  Form of Documents Delivered to Trustee......................... 25
Section 105.  Acts of Holders................................................ 26
Section 106.  Notices, etc., to Trustee, the Company and Sinclair............ 27
Section 107.  Notice to Holders; Waiver...................................... 28
Section 108.  Conflict with Trust Indenture Act.............................. 29
Section 109.  Effect of Headings and Table of Contents....................... 29
Section 110.  Successors and Assigns......................................... 29
Section 111.  Separability Clause............................................ 29
Section 112.  Benefits of Indenture.......................................... 29
Section 113.  Governing Law.................................................. 29
Section 114.  Non-Business Days.............................................. 30
Section 115.  Schedules and Exhibits......................................... 30
Section 116.  Counterparts................................................... 30

ARTICLE TWO      KDSM SENIOR DEBENTURE FORMS............................ .... 30

Section 201.  Forms Generally................................................ 30
Section 202.  Form of Face of KDSM Senior Debenture.......................... 31
Section 203.  Form of Reverse of KDSM Senior Debentures...................... 42
Section 204.  Additional Provisions Required in Global Security.............. 51
Section 205.  Form of Trustee's Certificate of Authentication................ 52

ARTICLE THREE    THE KDSM SENIOR DEBENTURES.................................. 53

Section 301.  Title and Terms................................................ 53
Section 302.  Denominations.................................................. 54

Section 303.  Execution, Authentication, Delivery and Dating................. 54
Section 304.  Temporary KDSM Senior Debentures............................... 55
Section 305.  Global Securities.............................................. 56
Section 306.  Registration, Registration of Transfer and Exchange............ 58
Section 307.  Special Transfer Provisions.................................... 60
Section 308.  Mutilated, Destroyed, Lost and Stolen KDSM Senior Debentures... 61
Section 309.  Payment of Interest; Interest Rights Preserved................. 62
Section 310.  Persons Deemed Owners.......................................... 63
Section 311.  Cancellation................................................... 64
Section 312.  Computation of Interest........................................ 64
Section 313.  Right of Set-Off............................................... 64
Section 314.  CUSIP Numbers.................................................. 65
Section 315.  Agreed Tax Treatment........................................... 65

ARTICLE FOUR     DEFEASANCE AND COVENANT DEFEASANCE.......................... 65

Section 401.  Company's Option to Effect Defeasance or Covenant Defeasance... 65
Section 402.  Defeasance and Discharge....................................... 65
Section 403.  Covenant Defeasance............................................ 66
Section 404.  Conditions to Defeasance or Covenant Defeasance................ 66
Section 405.  Deposited Money and U.S. Government Obligations to Be Held in
                Trust; Other Miscellaneous Provisions........................ 69
Section 406.  Reinstatement.................................................. 69

ARTICLE FIVE     REMEDIES.................................................... 70

Section 501.  Events of Default.............................................. 70
Section 502.  Acceleration of Maturity; Rescission and Annulment............. 72
Section 503.  Collection of Indebtedness and Suits for Enforcement by
                Trustee...................................................... 73
Section 504.  Trustee May File Proofs of Claim............................... 74
Section 505.  Trustee May Enforce Claims without Possession of KDSM
                Senior Debentures............................................ 75
Section 506.  Application of Money Collected................................. 75
Section 507.  Limitation on Suits............................................ 75
Section 508.  Unconditional Right of Holders to Receive Principal, Premium
                    and Interest............................................. 76
Section 509.  Restoration of Rights and Remedies............................. 77
Section 510.  Rights and Remedies Cumulative................................. 77
Section 511.  Delay or Omission Not Waiver................................... 77
Section 512.  Control by Holders............................................. 77
Section 513.  Waiver of Past Defaults........................................ 77
Section 514.  Undertaking for Costs.......................................... 78
Section 515.  Waiver of Stay; Extension or Usury Laws........................ 78

ARTICLE SIX      THE TRUSTEE................................................. 79

Section 601.  Notice of Defaults............................................. 79
Section 602.  Certain Rights of Trustee...................................... 79
Section 603.  Trustee Not Responsible for Recitals, Dispositions of
                KDSM Senior Debentures or Application of Proceeds Thereof.... 80
Section 604.  Trustee and Agents May Hold Securities; Collections; etc....... 81
Section 605.  Money Held in Trust............................................ 81
Section 606.  Compensation and Indemnification of Trustee and Its Prior
                Claim........................................................ 81
Section 607.  Conflicting Interests.......................................... 82
Section 608.  Corporate Trustee Required; Eligibility........................ 82
Section 609.  Resignation and Removal; Appointment of Successor Trustee...... 83
Section 610.  Acceptance of Appointment by Successor......................... 84
Section 611.  Merger, Conversion, Consolidation or Succession to Business.... 85
Section 612.  Preferential Collection of Claims Against Company.............. 86

ARTICLE SEVEN    HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY........... 86

Section 701.  Company to Furnish Trustee Names and Addresses of Holders...... 86
Section 702.  Disclosure of Names and Addresses of Holders................... 86
Section 703.  Reports by Trustee............................................. 86
Section 704.  Reports by Company and Sinclair................................ 87

ARTICLE EIGHT    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR
                 LEASE....................................................... 87

Section 801.  Company May Consolidate, etc., Only on Certain Terms........... 87
Section 802.  Successor Substituted.......................................... 90

ARTICLE NINE     SUPPLEMENTAL INDENTURES..................................... 90

Section 901.  Supplemental Indentures and Agreements without Consent of Holders................................................... 90
Section 902.  Supplemental Indentures and Agreements with Consent of
                Holders...................................................... 91
Section 903.  Execution of Supplemental Indentures and Agreements............ 93
Section 904.  Effect of Supplemental Indentures.............................. 93
Section 905.  Conformity with Trust Indenture Act............................ 93
Section 906.  Reference in KDSM Senior Debentures to Supplemental
                Indentures................................................... 93

ARTICLE TEN      COVENANTS................................................... 93

Section 1001.  Payment of Principal, Premium and Interest.................... 94
Section 1002.  Maintenance of Office or Agency............................... 94

Section 1003.  Money for Security Payments to Be Held in Trust............... 94
Section 1004.  Corporate Existence........................................... 96
Section 1005.  Payment of Taxes and Other Claims............................. 96
Section 1006.  Maintenance of Properties..................................... 96
Section 1007.  Insurance..................................................... 97
Section 1008.  Limitation on Restricted Payments............................. 97
Section 1009.  Limitation on Indebtedness.................................... 98
Section 1010.  Limitation on Issuances of Guarantees of Indebtedness......... 98
Section 1011.  Limitation on Transactions with Affiliates.................... 99
Section 1012.  Limitation on Liens........................................... 99
Section 1013.  Limitation on Sale of Assets..................................100
Section 1014.  Impairment of Security Interest...............................100
Section 1015.  Provision of Financial Statements and Reports.................101
Section 1016.  Purchase of KDSM Senior Debentures upon a Change of Control...101
Section 1017.  Ownership and Existence of Trust..............................105
Section 1018.  Ownership of the Company......................................106
Section 1019.  Application of Dividends and Redemption Proceeds..............106
Section 1020.  Change of Control Offer under Parent Preferred................106
Section 1021.  Limitation on Liens on Parent Preferred.......................106
Section 1022.  Statement by Officers as to Default...........................106
Section 1023.  Waiver of Certain Covenants...................................107

ARTICLE ELEVEN    REDEMPTION OF KDSM SENIOR DEBENTURES.......................107

Section 1101.  Rights of Redemption..........................................107
Section 1102.  Applicability of Article......................................108
Section 1103.  Election to Redeem; Notice to Trustee.........................108
Section 1104.  Selection by Trustee of KDSM Senior Debentures to Be
                 Redeemed....................................................108
Section 1105.  Notice of Redemption..........................................109
Section 1106.  Deposit of Redemption Price...................................110
Section 1107.  KDSM Senior Debentures Payable on Redemption Date.............110
Section 1108.  KDSM Senior Debentures Redeemed or Purchased in Part..........110

ARTICLE TWELVE    SATISFACTION AND DISCHARGE.................................111

Section 1201.  Satisfaction and Discharge of Indenture.......................111
Section 1202.  Application of Trust Money....................................112

ARTICLE THIRTEEN  GUARANTEE..................................................112

Section 1301.  Sinclair's Guarantee..........................................112
Section 1302.  Continuing Guarantee; No Right of Set-Off; Independent
                 Obligation..................................................113
Section 1303.  Guarantee Absolute............................................114

Section 1304.  Right to Demand Full Performance..............................116
Section 1305.  Waivers.......................................................116
Section 1306.  Sinclair Remains Obligated in Event the Company Is No Longer
                    Obligated to Discharge Indenture Obligations.............117
Section 1307.  Fraudulent Conveyance; Subrogation............................117
Section 1308.  Guarantee Is in Addition to Other Security....................117
Section 1309.  Release of Security Interests.................................118
Section 1310.  No Bar to Further Actions.....................................118
Section 1311.  Failure to Exercise Rights Shall Not Operate as a Waiver;
                    No Suspension of Remedies................................118
Section 1312.  Trustee's Duties; Notice to Trustee...........................118
Section 1313.  Successors and Assigns........................................119
Section 1314.  Release of Guarantee..........................................119
Section 1315.  Guarantee  Subordinate to Sinclair Senior Indebtedness........119
Section 1316.  Payment Over of Proceeds upon Dissolution of Sinclair, etc....120
Section 1317.  Suspension of Payment When Senior Indebtedness in Default.....121
Section 1318.  Payment Permitted by Sinclair if No Default...................123
Section 1319.  Subrogation to Rights of Holders of Sinclair Senior
                 Indebtedness................................................123
Section 1320.  Provisions Solely to Define Relative Rights...................123
Section 1321.  Trustee to Effectuate Subordination...........................124
Section 1322.  No Waiver of Subordination Provisions.........................124
Section 1323.  Notice to Trustee by Sinclair.................................125
Section 1324.  Reliance on Judicial Order or Certificate of Liquidating
                 Agent.......................................................126
Section 1325.  Rights of Trustee as a Holder of Sinclair Senior
                 Indebtedness; Preservation of Trustee's Rights..............126
Section 1326.  Article Applicable to Paying Agents...........................126
Section 1327.  No Suspension of Remedies.....................................126
Section 1328.  Trustee's Relation to Sinclair Senior Indebtedness............127

ARTICLE FOURTEEN   SECURITY..................................................127

Section 1401.  Collateral Documents..........................................127
Section 1402.  Recording, Deposit of Pledged Securities, Opinion of
                 Counsel, etc................................................128
Section 1403.  Release of Collateral.........................................128
Section 1404.  Trust Indenture Act Requirements..............................128
Section 1405.  Authorization of Actions to Be Taken by the Trustee Under
                    the Collateral Documents.................................129
Section 1406.  Authorization of Receipt of Funds by the Trustee Under the
                    Collateral Documents.....................................129
Section 1407.  Release upon Termination of the Company's Obligations.........129

TESTIMONIUM.....................................................................

SIGNATURES AND SEALS

ACKNOWLEDGEMENTS

EXHIBIT A   Restricted Securities Transfer Certificate

           INDENTURE, dated as of March 12, 1997 (this "Indenture"), among KDSM, Inc., a Maryland corporation (the "Company"), Sinclair Broadcast Group, Inc., a Maryland corporation (the "Guarantor" or "Sinclair"), and First Union National Bank of Maryland, a Maryland corporation, as trustee (the "Trustee"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Amended and Restated Trust Agreement, dated as of March 12, 1997 (the "Trust Agreement"), among the Company, as Depositor, First Union National Bank of Maryland, as the property trustee thereunder (the "Property Trustee"), First Union Bank of Delaware, as the Delaware trustee thereunder, and the administrative trustees named therein (collectively, the "Administrative Trustees"), as in effect on the date hereof.

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has duly authorized the creation of an issue of 11 5/8% Senior Debentures due 2009, Series A (the "Initial KDSM Senior Debentures" or the "Series A KDSM Senior Debentures"), and an issue of 11 5/8% Senior Debentures due 2009, Series B (the "Series B KDSM Senior Debentures" and, together with the Series A KDSM Senior Debentures, the "KDSM Senior Debentures"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the KDSM Senior Debentures.

          WHEREAS, Sinclair has duly authorized the issuance of a guarantee (the "Guarantee") of the KDSM Senior Debentures, of substantially the tenor hereinafter set forth, and to provide therefor, Sinclair has duly authorized the execution and delivery of this Indenture and the Guarantee.

          WHEREAS, all acts and things necessary have been done to make (i) the KDSM Senior Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) this Indenture a valid agreement of the Company and Sinclair in accordance with the terms of this Indenture.

          WHEREAS, Sinclair Capital (as defined below) may, pursuant to the Purchase Agreement, dated as of March 5, 1997, among Sinclair, Sinclair Capital and the Initial Purchasers named therein, issue $200,000,000 aggregate liquidation preference of its 11 5/8% High Yield Trust Offered Preferred
Securities (the "Preferred Securities") with a liquidation amount of $100 per Preferred Security;

          WHEREAS, Sinclair, in certain circumstances, is guaranteeing, on a junior subordinated basis, the payment of distributions on the Preferred Securities, and payment of the Redemption Price (as defined below) and payments on liquidation with respect to the Preferred Securities, subject to the terms and conditions of the Parent Guarantee Agreement, dated March 12, 1997 (as amended, modified or supplemented from time to time, the "Parent Guarantee"), between Sinclair and First Union National Bank of Maryland, as guarantee trustee, for the benefit of the holders of the Preferred Securities;

          WHEREAS, the Company wishes to sell to Sinclair Capital, and Sinclair Capital wishes to purchase from the Company, KDSM Senior Debentures in an aggregate principal amount equal to $206,200,000, and in satisfaction of the purchase price for such KDSM Senior Debentures, the Administrative Trustees of Sinclair Capital, on behalf of Sinclair Capital, will deliver (or cause to be delivered) to the Company the sum of $206,200,000.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the KDSM Senior Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the KDSM Senior Debentures, as follows:


                                   ARTICLE ONE
                                   -----------
                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

          Section 101.  Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and (Heart)

          (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

          "Accredited Investor" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Additional  Interest"  or  "Additional  Amounts"  means  the  sum  of
Additional   Interest   Attributable   to  Deferral  and   Additional   Interest
Attributable to Taxes.

          "Additional Interest Attributable to Deferral" means interest that shall accrue on any interest on the KDSM Senior Debentures that is in arrears for any period or not paid during an Extension Period (as defined below), which in either case shall accrue at the rate of 11 5/8% per annum compounded quarterly.

          "Additional Interest Attributable to Taxes" means, if Sinclair Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, such additional amounts as shall be required so that the net amounts received by Sinclair Capital under the KDSM Senior Debentures and available for distribution to holders of the Preferred Securities and the Common Securities by Sinclair Capital after paying such taxes, duties, assessments or governmental charges shall not be less than the amounts Sinclair Capital would have received under the KDSM Senior Debentures had no such taxes, duties, assessments or governmental charges been imposed.

          "Administrative Trustee" means the Person or Persons named as the "Administrative Trustees" in the first paragraph of this instrument, solely in its capacity as Administrative Trustees of Sinclair Capital under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor administrative trustee appointed as provided in the Trust Agreement.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such KDSM Senior Debenture, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Articles Supplementary" means the operative document under which the Parent Preferred were issued.

          "Asset Sale" means, with respect to any Person, any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by Section 801(a), (B) that is by the Company to any Wholly Owned Subsidiary, or by any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of this Indenture or (C) that aggregates not more than $1,000,000 in gross proceeds.

          "Asset Transfer Transaction" means the sale, transfer or conveyance, or other disposition, directly or indirectly, in one of a series of related transactions of any properties or assets of the Company or any of its Subsidiaries (the "KDSM Transferred Assets") to any Person in exchange for properties or assets that will be used in the operations of one or more television or radio broadcasting stations or assets reasonably related thereto (the "Received Assets"), provided that (i) the Company shall deliver to the Trustee a written opinion from an investment banking firm of national standing or other financial services firm experienced in such matters and reasonably acceptable to the Trustee to the effect that the Fair Market Value of the Received Assets is at least equal to the greater of (a) 90% of the Fair Market Value of the KDSM Transferred Assets immediate prior to the proposed Asset Transfer Transaction or (b) $50 million, (ii) both the Received Assets (if considered as a separate entity) and the Company, after giving effect to the Asset Transfer Transaction, would have had positive Operating Cash Flow (as defined in the Indenture) for at least two prior fiscal years (based on audited financial statements) and any subsequent three, six or nine-month interim period (on an unaudited basis) on an actual and pro forma basis (without giving effect to dividends under the Parent Preferred and interest payments on the KDSM Senior Debentures) prepared in accordance with Rule 11-02 of Regulation S-X as if such entity were making a public equity offering under the Securities Act as of the closing date of the Asset Transfer Transaction; (iii) there has been no material adverse change in the condition (financial or otherwise), business, prospects, or results of operations of the Received Assets since the latter of the end of the last fiscal year or any subsequent three, six or nine-month interim period; (iv) such transaction does not result in a violation of the Trust Indenture Act; and (v) the Company shall have delivered to the Trustee simultaneously with the consummation of the Asset Transfer Transaction an Officers' Certificate and an Opinion of Counsel, each to the effect that the transaction complies with this definition and that all conditions precedent to such Asset Transfer Transaction have been satisfied.

          "Bank Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of May 31, 1996, between Sinclair, the subsidiaries of Sinclair identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS," the lenders named therein and The Chase Manhattan Bank, N.A., as agent, as such agreement has been amended through the date hereof and may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under this Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder that have been made in compliance with Section 1009, if applicable.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any successor statute, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors of the Company or Sinclair, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Sinclair, as the case may be, to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business  Day" means any day other  than (i) a Saturday  or a Sunday,
(ii) a day on which banking institutions in Maryland or The City of New York are authorized or obligated by law or executive order to close or (iii) a day on which the Corporate Trust Office is closed for business.

          "Capital Lease Obligation" means any obligation under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          "Cash Equivalents" means: (i) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Sinclair, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Sinclair; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Sinclair (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Sinclair, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) Sinclair consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Sinclair, in any such event pursuant to a transaction in which the outstanding Voting Stock of Sinclair is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Sinclair is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Sinclair) or where (A) the outstanding Voting Stock of Sinclair is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by Sinclair as a Restricted Payment under the Parent Preferred (and such amount shall be treated as a Restricted Payment under the Parent Preferred) and
(B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) Sinclair is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Article 9(c) of the Articles Supplementary and Article Eight of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means the pledge and first priority security interest in the Parent Preferred and any proceeds thereof granted pursuant to the Pledge Agreement.

          "Collateral Documents" means the Pledge Agreement and any related UCC financing statements or similar instruments.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the issuance of the KDSM Senior Debentures such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Securities" means the common securities of Sinclair Capital.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of vice presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.

          "Consolidated Interest Expense" means, for any Person, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Subsidiaries for such period, on a Consolidated basis (provided that for purposes of this Indenture, the interest expense related to the KDSM Senior Debentures shall be deemed to be interest expense of the Company and its Subsidiaries on a Consolidated basis), including, without limitation,
(i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

          "Consolidated  Net  Income  (Loss)"  means,  for any  period,  for any
Person, the Consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Consolidated Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of disposition of assets other than in the ordinary course of business, or (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders.

          "Consolidated Net Worth" of any Person means the Consolidated equity of the holder of Equity Interests (including Disqualified Equity Interests) of such Person and its Subsidiaries, as determined in accordance with GAAP consistently applied.

          "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at First Union National Bank of Maryland, 901 East Cary Street, 2nd floor, Richmond, Virginia 23219, Attention: Patricia Welling.

          "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Cumulative   Operating   Cash  Flow"   means,   as  of  any  date  of
determination, Operating Cash Flow from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Cumulative Parent Preferred Dividends" means, as of any date of determination, the amount of dividends under the Parent Preferred from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Debt  to  Operating  Cash  Flow  Ratio"  means,  as of  any  date  of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a Consolidated basis (provided that for purposes of this Indenture, the KDSM Senior Debentures shall be deemed to be Indebtedness of the Company and its Subsidiaries on a Consolidated basis) plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by the Company or a Wholly Owned Subsidiary of the Company), to (b) Operating Cash Flow of the Company and its Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred, and the application of such proceeds had occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

          "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

          "Depositary" means, with respect to the KDSM Senior Debentures issued in the form of Global Securities, if any, The Depository Trust Company, a New York limited purpose corporation, its nominees and successors, or any other Person designated as the Depositary by the Company pursuant to Section 305(b), in each case registered as a "clearing agency" under the Exchange Act and maintaining a book-entry system that qualifies for treatment as "registered form" under Section 163(f) of the Code.

          "Designated Sinclair Senior Indebtedness" means (i) all Sinclair Senior Indebtedness Outstanding under the Bank Credit Agreement and (ii) any other Sinclair Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Sinclair Senior Indebtedness or the agreement under which such Sinclair Senior Indebtedness arises as "Designated Sinclair Senior Indebtedness" by Sinclair.

          "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the KDSM Senior Debentures or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the exchange offer by the Company of Series B KDSM Senior Debentures for Series A KDSM Senior Debentures to be effected pursuant to Section 2.1 of the Registration Rights Agreement.

          "Exchange  Offer   Registration   Statement"  means  the  registration
statement  under  the  Securities  Act   contemplated  by  Section  2.1  of  the
Registration Rights Agreement.

          "Existing Indentures" means (i) the Indenture, dated as of December 9, 1993, among Sinclair, the Guarantors (as defined therein) and First Union National Bank of North Carolina, as amended and (ii) the Indenture, dated as of August 28, 1995, among Sinclair, the Guarantors (as defined therein) and the United States Trust Company of New York as amended.

          "Existing Notes" means, collectively the 1993 Notes and the 1995 Notes. "Expense Agreement" means the Agreement, dated as of March 12, 1997, entered into by the Company to pay all of the expenses of the Trust.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

          "Founders' Notes" means the term notes, dated September 30, 1990, as amended, made by Sinclair to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among Sinclair, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick
G. Smith, J. Duncan Smith and Robert E. Smith.

          "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date the 1993 Notes were issued.

          "Global Security" means a KDSM Senior Debenture in book-entry form in the form prescribed in Sections 202 through 205 evidencing all or part of the KDSM Senior Debentures, issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.

          "Guarantee" means the guarantee by any Person of the Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including, without limitation, the guarantee by Sinclair which may become effective pursuant to the provisions of Article Thirteen of this Indenture and any guarantee delivered pursuant to Section 1010.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Holder" means a Person in whose name a KDSM Senior Debenture is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Company and its Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the KDSM Senior Debentures (including, in accordance with the terms and conditions of the Guarantee, if the Guarantee is then effective, Sinclair), to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the KDSM Senior Debentures or this Indenture and the performance of all other obligations to the Trustee and the Holders under the KDSM Senior Debentures or this Indenture according to the terms hereof and thereof.

          "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary thereof) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

          "Initial Purchasers" shall mean Smith Barney Inc. and Chase Securities Inc. as initial purchasers of the Preferred Securities.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the KDSM Senior Debentures.

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into with one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Investment Company Act Event" means the receipt by Sinclair Capital or the Company of an opinion of nationally recognized independent counsel experienced in the practice of law under the Investment Company Act of 1940, as amended (the "1940 Act") to the effect that as a result of the occurrence of a change in law or regulation or a change in official interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), Sinclair Capital or the Company is or will be considered an "investment company" which is required to be registered under the 1940 Act which Change in 1940 Act Law becomes effective on or after the date of issuance of the Preferred Securities.

          "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issue Date" means March 12, 1997.

          "Junior Securities" means any securities of the Company that are junior in right of payment to the KDSM Senior Debentures.

          "KDSM Senior Debentures" or "KDSM Senior Debenture" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidation Value" means, with respect to the Preferred Securities, a liquidation preference of $100 plus accrued and unpaid distributions thereon, whether or not earned or declared, to the date of payment, subject to certain limitations set forth in the Trust Agreement.

          "Maturity  Date"  means the date on which the  principal  of such KDSM
Senior Debenture becomes due and payable as provided in the KDSM Senior Debentures or as provided in this Indenture.

          "Minority Note" means the promissory note, dated December 26, 1986, made by Sinclair to Frederick M. Himes, B. Stanley Resnick and Edward A. Johnston, as representatives, pursuant to a stock purchase agreement, dated December 22, 1986, among Sinclair, Commercial Radio Institute, Inc., Chesapeake Television, Inc. and certain individuals.

          "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

          "1993 Notes" means Sinclair's 10% Senior Subordinated Notes due 2003.

          "1995 Notes" means Sinclair's 10% Senior Subordinated Notes due 2005.

          "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate maturity of any Designated Sinclair Senior Indebtedness.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or Sinclair, as the case may be, and delivered to the Trustee.

          "Operating Cash Flow" means, for any Person, for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of such Person and its Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts, minus
(e) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, Sinclair or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee.

          "Opinion of Independent Counsel" means a written opinion of counsel issued by someone who is not an employee or consultant of the Company or Sinclair and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to KDSM Senior Debentures, means as of the date of determination, all KDSM Senior Debentures theretofore authenticated and delivered under this Indenture, except:

          (a) KDSM Senior Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;(b) KDSM Senior Debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or such Affiliate (if the Company or such Affiliate shall act as the Paying Agent) for the Holders; provided that if such KDSM Senior

Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; (c) KDSM Senior Debentures, except to the extent provided in Sections 402 and 403 of this Indenture, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and(d) KDSM Senior Debentures in exchange for or in lieu of which other KDSM Senior Debentures have been authenticated and delivered pursuant to this Indenture, other than any such KDSM Senior Debentures in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such KDSM Senior Debentures are held by a bona fide purchaser in whose hands the KDSM Senior Debentures are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding KDSM Senior Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, KDSM Senior Debentures owned by the Company, Sinclair, or any other obligor upon the KDSM Senior Debentures or any Affiliate of the Company, Sinclair, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only KDSM Senior Debentures which the Trustee knows to be so owned shall be so disregarded. KDSM Senior Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such KDSM Senior Debentures and that the pledgee is not the Company, Sinclair or any other obligor upon the KDSM Senior Debentures or any Affiliate of the Company, Sinclair or such other obligor."Parent Preferred" means the Series C Preferred Stock, Liquidation Amount $100 per share, of Sinclair initially issued on the date of this Indenture.

          "Parent Preferred Extension Period" means any period for which Sinclair exercises its right, pursuant to the terms of the Parent Preferred, to extend the dividend payment period for the Parent Preferred from time to time for up to three consecutive quarters, during which periods dividends thereunder will compound quarterly and Sinclair shall have the right to make partial payments of dividends on any dividend payment date; provided that Sinclair shall be required to pay all dividends due and payable on the Parent Preferred at least once every four quarters and must pay all dividends due and owing on the date of maturity of the Parent Preferred.

          "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any KDSM Senior Debentures on behalf of the Company.


          "Payment Default" means any default in payment of principal of, premium, if any, or interest, on any Designated Sinclair Senior Indebtedness.

          "Permitted Holders" means as of the date of determination: (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i) above;
(iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii) above, such Person's estate, executor, administrator, committee or other personal representative or beneficiaries; or (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) above or any trust for the benefit of any such trust, who, in each case at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Sinclair.

          "Permitted  Investment"  means: (i) any Investments in any Subsidiary,
(ii) Temporary Cash Investments, (iii) Investments in existence on the date the KDSM Senior Debentures are issued, (iv) loans up to an aggregate of $100,000 outstanding at any one time to employees pursuant to benefits available to the employees of the Company and its Subsidiaries from time to time in the ordinary course, (v) any Investment in the Parent Preferred or the Common Securities,
(vi) any guarantee of Indebtedness incurred in accordance with this Indenture and (vii) investments by the Company or any Subsidiary in any Person if as a result of such Investment (I) such Person becomes a Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to or is liquidated into the Company or any of its Subsidiaries.

          "Permitted Sinclair Junior Securities" means (so long as the effect of any exclusion employing this definition is not to cause the Guarantee to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of Section 1316 as part of the same class of claims as Sinclair Senior Indebtedness or any class of claims pari passu with, or senior to, Sinclair Senior Indebtedness) for any payment or distribution, debt or equity securities of Sinclair or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Guarantee is subordinated to the payment of all Sinclair Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes Sinclair Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Sinclair Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Pledge Agreement" means the Pledge and Security Agreement, dated as of March 12, 1997, among the Company and First Union National Bank of Maryland as collateral agent providing for a pledge and first priority security interest in the Parent Preferred.

          "Predecessor Securities" of any particular KDSM Senior Debenture means every previous security issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular KDSM Senior Debenture. For the purposes of this definition, any KDSM Senior Debenture authenticated and delivered under Section 308 in lieu of a mutilated, destroyed, lost or stolen KDSM Senior Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen KDSM Senior Debenture.

          "Preferred Equity Interest", as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

          "Property Trustee" means the Person named as the "Property Trustee" in the first paragraph of this instrument, solely in its capacity as Property Trustee of Sinclair Capital under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as provided in the Trust Agreement.

          "Prospectus" means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Series A KDSM Senior Debentures covered by a Shelf Registration
Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and additions and accessions thereto, which are purchased by the Company or any Subsidiary thereof at any time after the KDSM Senior Debentures are issued, provided that: (i) the security agreement or condition sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (iii) either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Redemption Date", when used with respect to any KDSM Senior Debenture to be redeemed pursuant to any provision in this Indenture, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any KDSM Senior Debenture to be redeemed pursuant to any provision in this Indenture, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration   Rights   Agreement"  means  the  Registration   Rights
Agreement, dated as of March 12, 1997, among Sinclair, the Company, Sinclair Capital and the Initial Purchasers.

          "Registration Statement" means any registration statement of the Company which covers any of the Series A KDSM Senior Debentures or Series B KDSM Senior Debentures pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Regular Record Date" or "Record Date" for the interest payable on any Interest Payment Date means the March 1, June 1, September 1 and December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

          "Responsible Officer", when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of KDSM Senior Debenture set forth in
Section 202 to be placed upon a Restricted Security.

          "Restricted Securities Transfer Certificate" means a certificate substantially in the form set forth in Exhibit A.

          "Restricted Security" means each KDSM Senior Debenture required pursuant to Section 306 to bear a Restricted Securities Legend.

          "Rule 144A Information" shall be such information with respect to the Company and Sinclair as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which any Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to Section 2.2 of the Registration Rights Agreement, which covers all or a portion of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all
amendments  and   supplements   to  such   registration   statement,   including
post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Significant Subsidiary" means any Subsidiary of a Person that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Sinclair" means the Person named as "Sinclair" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Sinclair" shall mean such successor Person.

          "Sinclair Capital" or the "Trust" means Sinclair Capital, a Delaware business trust formed pursuant to the Trust Agreement.

          "Sinclair Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of Sinclair (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee. Without limiting the generality of the foregoing, "Sinclair Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) and all other obligations of every nature of Sinclair from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Sinclair Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of Sinclair; (ii) Indebtedness outstanding under the Founders' Notes, (iii) Indebtedness outstanding under the Existing Notes and (iv) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Sinclair Senior Indebtedness" shall not include
(i) Indebtedness evidenced by the KDSM Senior Debentures, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to Sinclair, (iii) Indebtedness which is represented by Disqualified Equity Interests, (iv) any liability for foreign, federal, state, local or other taxes owed or owing by Sinclair to the extent such liability constitutes Indebtedness, (v) Indebtedness of Sinclair to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vi) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, (vii) Indebtedness owed by Sinclair for compensation to employees or for services and (viii) Indebtedness outstanding under the Minority Note.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

          "Stated Maturity", when used with respect to the KDSM Senior Debentures or interest thereon, means the date specified pursuant to the terms of the KDSM Senior Debentures as the fixed date on which the principal or interest, as applicable, is due and payable, and, in the case of any installment of interest, subject to the deferral of any such date in the case of any Extension Period. When used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company or Sinclair subordinated in right of payment to the KDSM Senior Debentures or the Guarantees, as the case may be.

          "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

          "Successor Security" of any particular KDSM Senior Debenture means every KDSM Senior Debenture issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular KDSM Senior Debenture. For the purposes of this definition, any KDSM Senior Debenture authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen KDSM Senior Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen KDSM Senior Debenture.

          "Tax Event" means the receipt by Sinclair Capital or the Company of an Opinion of Independent Counsel experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the therefore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the first date of issuance of the Preferred Securities, there is more than an insubstantial risk that (a) Sinclair Capital is, or will be, subject to United States federal income tax with respect to interest received on the KDSM Senior Debentures, (b) interest payable by the Company on the KDSM Senior Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (c) Sinclair Capital is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Sinclair) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the Trustee) having capital and surplus in excess of $500,000,000.

          "Trust" or "Sinclair Capital" means Sinclair Capital, a Delaware business trust formed pursuant to the Trust Agreement.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

          "Voting Rights Triggering Event" shall have the meaning given to such term in the Parent Preferred.

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Subsidiary.

          Section 102.  Other Definitions.

                                                            Defined in
          Term                                                Section
          ----                                              -----------

          "Act"                                                     105
          "Change of Control Offer"                                1016
          "Change of Control Purchase Date"                        1016
          "Change of Control Purchase Notice"                      1016
          "Change of Control Purchase Price"                       1016
          "covenant defeasance"                                     403
          "Defaulted Interest"                                      309
          "defeasance"                                              402
          "Defeasance Redemption Date"                              404
          "Defeased Securities"                                     401
          "Extension Period"                                        202
          "Guarantor"                                          Preamble
          "Indenture"                                          Preamble
          "Initial Brokerage Period"                               1317
          "Initial Securities"                                 Recitals
          "Liquidation Distribution"                                201
          "Parent Guarantee"                                   Recitals
          "Payment Blockage Period"                                1317
          "Penalty Interest"                                        202
          "Physical Securities"                                     305
          "Preferred Securities"                               Recitals
          "Prescribed Time Periods"                                 202
          "Restricted Payments"                                    1008
          "Required Filing Date"                                   1015
          "Senior Representative"                                  1317
          "Series A KDSM Senior Debentures"                    Recitals
          "Series B KDSM Senior Debentures"                    Recitals
          "Sinclair Senior Representative"                         1323
          "Trust Agreement"                                    Recitals
          "U.S. Government Obligations"                             404




          Section 103.  Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, Sinclair (if the Guarantee is effective) and any other obligor on the KDSM Senior Debentures shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this

Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 104.  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.Any certificate or opinion of an officer of the Company, Sinclair or other obligor of the KDSM Senior Debentures may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, Sinclair or other obligor of the KDSM Senior Debentures stating that the information with respect to such factual matters is in the possession of the Company, Sinclair or other obligor of the KDSM Senior Debentures, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 105.  Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section. The fact and date of the execution by any person of any such instrument or writing or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

          (b) The ownership of KDSM Senior Debentures shall be proved by the Security Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any KDSM Senior Debenture shall bind every future Holder of the same KDSM Senior Debenture or the Holder of every KDSM Senior Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or Sinclair in reliance thereon, whether or not notation of such action is made upon such KDSM Senior Debenture.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act
Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

          In the absence of any such record date fixed by the Company, regardless as to whether a solicitation of the Holders is occurring on behalf of the Company or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of KDSM Senior Debentures then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the KDSM Senior Debentures then Outstanding shall be computed as of such record date;
provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          Section 106.  Notices, etc., to Trustee, the Company and Sinclair.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company or Sinclair or any other obligor of the KDSM Senior Debentures shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the
Corporate Trust Office, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Holders, the Company, Sinclair, any other obligor of the KDSM Senior Debentures or a Sinclair Senior Representative or holder of Sinclair Senior Indebtedness by the Trustee; or

          (b) the Company or Sinclair shall be sufficient for every purpose (except as provided in Section 501(d)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to it at KDSM, Inc. c/o Sinclair Broadcast Group, Inc., 2000 West 41st Street, Baltimore, Maryland 21211, Attention: President, or at any other address previously furnished in writing to the Trustee by the Company and to Sinclair at 2000 West 41st Street, Baltimore, Maryland 21211, Attention:
President, or at any other address previously furnished in writing to the Trustee by Sinclair, with a copy to Thomas & Libowitz, P.A., 100 Light Street, Suite 1100, Baltimore, Maryland 21202, Attention: Steven A. Thomas, Esq., and a copy to Wilmer, Cutler & Pickering, 100 Light Street, 13th Floor, Baltimore, Maryland 21202, Attention:
John B. Watkins, Esq.

          Section 107.  Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this

Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 108.  Conflict with Trust Indenture Act.

          Except as otherwise expressly provided herein, whether or not the Trust Indenture Act shall apply as a matter of law, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Indenture, the Company, Sinclair and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were qualified under that Act on the date hereof. Except as otherwise provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

          Section 109.  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 110.  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company and Sinclair shall bind their successors and assigns, whether so expressed or not.

          Section 111.  Separability Clause.

          In case any provision in this Indenture or in the KDSM Senior Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 112.  Benefits of Indenture.

          Nothing in this Indenture, the KDSM Senior Debentures or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Sinclair Senior Indebtedness, the Holders of the KDSM Senior Debentures and the Guarantees endorsed thereon and, to the extent expressly provided in Sections 501, 502, 508, 509, 511, 513, 901 and 902, the holders of Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 113.  Governing Law.

          THIS INDENTURE AND THE KDSM SENIOR DEBENTURES AND HE GUARANTEE, IF EFFECTIVE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          Section 114.  Non-Business Days.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any KDSM Senior Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the KDSM Senior Debentures) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 115.  Schedules and Exhibits.

          All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 116.  Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                                   ARTICLE TWO

                           KDSM SENIOR DEBENTURE FORMS

                          Section 201. Forms Generally.

          The KDSM Senior Debentures and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such KDSM Senior Debentures, as evidenced by their execution of the KDSM Senior Debentures. Any portion of the text of any KDSM Senior Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the KDSM Senior Debenture.The definitive

KDSM Senior Debentures shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the KDSM Senior Debentures may be listed, all as determined by the officers executing such KDSM Senior Debentures, as evidenced by their execution of such KDSM Senior Debentures.The KDSM Senior Debentures shall be initially issued to Sinclair Capital by the Company in certificated form substantially as set forth in
Section 202 until such time, if any, as the KDSM Senior Debentures are distributed to Holders of the Preferred Securities and the Common Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.04(a) of the Trust Agreement (the "Liquidation Distribution") or for any other reason. Upon a Liquidation Distribution, if any QIBs hold the KDSM Senior Debentures, beneficial interests in a Global Security shall be (to the extent permitted by the Depository) transferred to the Holders of the Preferred Securities upon exchange of the certificated KDSM Senior Debentures pursuant to the Applicable Procedures and pursuant to Sections 305, 306 and 307.The terms and provisions contained in the form of KDSM Senior Debentures set forth in Sections 202 through 205 shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, Sinclair and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 202.  Form of Face of KDSM Senior Debenture.

          (a) The form of the face of any Series A KDSM Senior Debentures authenticated and delivered hereunder shall be substantially as follows:

          Unless and until (i) an Initial KDSM Senior Debenture is sold under an effective Registration Statement or (ii) a Series A KDSM Senior Debenture is exchanged for a Series B KDSM Senior Debenture in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, then each Restricted Security shall bear the legend set forth below (the "Restricted Securities Legend") on the face thereof:

                                   KDSM, INC.

                  11 5/8% Senior Debentures Due 2009, Series A



[IF THE SECURITY IS A RESTRICTED SECURITY, INSERT -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"),

(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.







No. _____________                                                      $________

                                                           CUSIP No. ___________

KDSM, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ________ UNITED STATES DOLLARS ($________) on March 15, 2009 and to pay interest on said principal sum from March 12, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15, and December 15 of each year, commencing June 15, 1997, at the rate of 11 5/8% per annum plus Additional Interest and Penalty Interest, if any, until the principal hereof shall have become due and payable, and at a rate of 11 5/8% per annum, on any overdue principal or interest (including Additional Interest Attributable to Deferral and Penalty Interest). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. In the event that any date on which interest is payable on this KDSM Senior Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (x) a Saturday or a

Sunday, (y) a day on which banking institutions in Maryland or The City of New York are authorized or obligated by law or executive order to close or (z) a day on which the Corporate Trust Office or the principal corporate trust office of the Property Trustee is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this KDSM Senior Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the March 1, June 1, September 1 and December 1 next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of KDSM Senior Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the KDSM Senior Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The Holder of this Series A KDSM Senior Debenture is entitled to the benefits of the Registration Rights Agreement, dated as of March 5, 1997, among Sinclair, the Company, Sinclair Capital and the Initial Purchasers, pursuant to which, subject to the terms and conditions thereof, the Company is obligated, among other things, to consummate the Exchange Offer pursuant to which the Holder of this KDSM Senior Debenture shall have the right to exchange this KDSM Senior Debenture for 11 5/8% Senior Debentures due 2009, Series B (herein called the "Series B KDSM Senior Debentures") in like principal amount as provided therein. The Series A KDSM Senior Debentures and the Series B KDSM Senior Debentures are together referred to as the "KDSM Senior Debentures." The Series A KDSM Senior Debentures rank pari passu in right of payment with the Series B KDSM Senior Debentures.

          Additional interest ("Penalty Interest") will be assessed on the Series A KDSM Senior Debentures as follows:

          (i) (A) if an Exchange Offer Registration Statement (or, in the event of a change in applicable law or due to current interpretations by the Commission, the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement) is not filed within 60 days following the Closing Date,
(B) in the event that within 30 days after consummation of the Exchange Offer, any Holder shall notify the Company that such Holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer,
(y) may not resell Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) is a broker-dealer and holds KDSM Senior Debentures acquired directly from the Company or an "affiliate" of the Company or (C) upon the request of an Initial Purchaser, a Shelf Registration Statement is not filed within 60 days after such request then commencing on either the 61st day after the Closing Date or the expiration of either of the time periods set forth in clauses (B) or (C) above (either a "Prescribed Time Period"), as the case may be, Penalty Interest shall be accrued on the Series A KDSM Senior Debentures over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following either the 61st day after the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

          (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within 120 days following either the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, then commencing on the 121st day after either the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, Penalty Interest shall be accrued on the Series A KDSM Senior Debentures over and above the accrued stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following the 121st day after either the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

          (iii) if either (A) the Company has not exchanged the Exchange Securities (as defined in the Registration Rights Agreement) for all of the Series A KDSM Senior Debentures validly tendered in accordance with the terms of the Exchange Offer on or prior to 150 days after the Closing Date or the expiration of the Prescribed Time Period, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date or such shorter period that will terminate when all of the Series A KDSM Senior Debentures covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, then Penalty Interest shall be accrued on the Series A KDSM Senior Debentures over and above the stated payment rates at a rate of .50% per annum for the first 60 days immediately following the (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Penalty Interest rate on the Series A KDSM Senior Debentures may not exceed 1.5% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(ii) above), or (3) upon the exchange of Exchange Securities for all Series A KDSM Senior Debentures tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Interest as a result of such clause (i), (ii) or (iii) shall cease to accrue.

          Any Penalty Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the Interest Payment Date related to the Series A KDSM Senior Debentures. The Penalty Interest will be determined by multiplying the applicable Penalty Interest rate by the principal amount of the Series A KDSM Senior Debentures, multiplied by a fraction the numerator of which is the number of days such Penalty Interest rate was applicable during such period, and the denominator of which is 360. The Company shall have the right, (i) during any period when the Company does not receive dividends on the Parent Preferred held by it due to a Parent Preferred Extension Period, at any time during the term of this KDSM Senior Debenture, from time to time, to extend the interest payment period of the KDSM Senior Debentures for up to three consecutive quarters, and (ii) regardless of whether it receives dividends on the Parent Preferred, at any time during the term of the KDSM Senior Debentures, to extend the interest payment period of the KDSM Senior Debentures for one quarterly period (each, an "Extension Period"), during which Extension Periods interest will accrue and compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of each Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon); provided that: (x) the Company shall be required to pay all interest, including Additional Interest, due and payable on the KDSM Senior Debentures at least once every four quarters and must pay all interest due and owing on the Maturity Date of the KDSM Senior Debentures; (y) the Company shall not defer the interest payment period with respect to Additional Interest Attributable to Taxes; and (z) that during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Capital Stock) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding Capital Stock, or make any guarantee payments with respect to the foregoing or repurchase, or cause any Subsidiaries to repurchase, any security of the Company ranking pari passu with or subordinate to this KDSM Senior Debenture. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof shall not exceed three consecutive quarters or extend beyond the Maturity Date of the KDSM Senior Debentures. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. Except for Additional Interest Attributable to Taxes, no interest shall be due and payable during an Extension Period, until the end of such period. The Company shall issue a press release in a normal commercial manner which may be joint with the Trust and Sinclair and shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its election of an Extension Period at least ten Business Days prior to the earlier of (i) the Record Date for interest payments on the KDSM Senior Debentures or
(ii) the date the Administrative Trustees are required to give notice to any applicable self-regulatory organization or security exchange or to holders of the Preferred Securities on the Record Date or the date such distributions are payable. If the Property Trustee is the sole Holder of the KDSM Senior Debentures, the Trustee shall promptly notify the holders of the Preferred Securities of the Company's election of such an Extension Period. If the Property Trustee ceases to be the sole Holder of the KDSM Senior Debentures, the Company shall give the Holders of the KDSM Senior Debentures notice of its election of such Extension Period.

          Payment of the principal of, premium, if any, and interest on this KDSM Senior Debenture will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Payment Date) by the Holder hereof. If any of the KDSM Senior Debentures are held by the Depository, payments of interest to the Depository may be made by wire transfer to the Depository.

          This KDSM Senior Debenture may in certain circumstances be entitled to the benefits of a Guarantee (on a junior subordinated basis) by Sinclair of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders, subject to the terms and conditions set forth in such Guarantee and in the Indenture. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantee which may be effective under certain circumstances but which is not effective on the date of this Indenture.

          As provided in the Indenture, the obligations of the Company under the KDSM Senior Debentures and the Indenture are secured by a Lien on the Collateral granted in favor of Trustee for the benefit and on behalf of the Holders. The rights of the Trustee in and to the Collateral are governed by the terms of the Indenture.

          All references in this Series A KDSM Senior Debenture or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Penalty Interest and Additional Amounts.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this KDSM Senior Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:                                      KDSM, INC.

                                            By:_________________________________


Attest:


_____________________________
          Secretary

          (b) The form of the face of any Series B KDSM Senior Debentures authenticated and delivered hereunder shall be substantially as follows:


                                   KDSM, INC.

                  11 5/8% Senior Debentures Due 2009, Series B

No. _____________                                                      $________
                                                           CUSIP No. ___________

          KDSM, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ________ UNITED STATES DOLLARS ($________) on March 15, 2009 and to pay interest on said principal sum from March 12, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15, and December 15 of each year, commencing June 15, 1997, at the rate of 11 5/8% per annum plus Additional Interest and Penalty Interest, if any, until the principal hereof shall have become due and payable, and at a rate of 11 5/8% per annum, on any overdue principal or interest (including Additional Interest Attributable to Deferral and Penalty Interest). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. In the event that any date on which interest is payable on this KDSM Senior Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (x) a Saturday or a Sunday, (y) a day on which banking institutions in Maryland or The City of New York are authorized or obligated by law or executive order to close or (z) a day on which the

Corporate Trust Office or the principal corporate trust office of the Property Trustee is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this KDSM Senior Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, shall be the March 1, June 1, September 1, and December 1 as the next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of KDSM Senior Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the KDSM Senior Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          This Series B KDSM Senior Debenture was issued pursuant to the Exchange Offer pursuant to which the 11 5/8% Senior Debentures due 2009, Series A (herein called the "Series A KDSM Senior Debentures") in like principal amount were exchanged for the Series B KDSM Senior Debentures. The Series B KDSM Senior Debentures rank pari passu in right of payment with the Series A KDSM Senior Debentures.

          In addition, pursuant to a Registration Rights Agreement, for any period in which the Series A Security exchanged for this Series B KDSM Senior Debenture was outstanding, (i) (A) if an Exchange Offer Registration Statement (or, in the event of a change in applicable law or due to current interpretations by the Commission, the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement) is not filed within 60 days following the Closing Date, (B) in the event that within 30 days after consummation of the Exchange Offer, any Holder shall notify the Company that such Holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) is a broker-dealer and holds KDSM Senior Debentures acquired directly from the Company or an "affiliate" of the Company or (C) upon the request of an Initial Purchaser, a Shelf Registration Statement is not filed within 60 days after such request then commencing on either the 61st day after the Closing Date or the expiration of either of the time periods set forth in clauses (B) or (C) above (either a "Prescribed Time Period"), as the case may be, Penalty Interest shall be accrued on the Series A KDSM Senior Debentures over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following either the 61st day after the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

          (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within 120 days following either the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, then commencing on the 121st day after either the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, Penalty Interest shall be accrued on the Series A KDSM Senior Debentures over and above the accrued stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following the 121st day after either the Closing Date or the expiration of the applicable Prescribed Time Period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

          (iii) if either (A) the Company has not exchanged the Exchange Securities (as defined in the Registration Rights Agreement) for all of the KDSM Senior Debentures validly tendered in accordance with the terms of the Exchange Offer on or prior to 150 days after the Closing Date or the expiration of the Prescribed Time Period or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date or such shorter period that will terminate when all of the Series A KDSM Senior Debentures covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, then Penalty Interest shall be accrued on the Series A KDSM Senior Debentures over and above the stated payment rates at a rate of .50% per annum for the first 60 days immediately following the (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Penalty Interest rate on the Series A KDSM Senior Debentures may not exceed 1.5% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(ii) above) or (3) upon the exchange of Exchange Securities for all Series A KDSM Senior Debentures tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Interest as a result of such clause (i), (ii) or (iii) shall cease to accrue.

          Any Penalty Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the Interest Payment Date related to the Series A KDSM Senior Debentures. The Penalty Interest will be determined by multiplying the applicable Penalty Interest rate by the principal amount of the Series A KDSM Senior Debentures, multiplied by a fraction the numerator of which is the number of days such Penalty Interest rate was applicable during such period, and the denominator of which is 360.

          The Company shall have the right, (i) during any period when the Company does not receive dividends on the Parent Preferred held by it due to a Parent Preferred Extension Period, at any time during the term of this KDSM Senior Debenture, from time to time, to extend the interest payment period of the KDSM Senior Debentures for up to three consecutive quarters, and (ii) regardless of whether it receives dividends on the Parent Preferred, at any time during the term of the KDSM Senior Debentures, to extend the interest payment period of the KDSM Senior Debentures for one quarterly period (each, an "Extension Period"), during which Extension Periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of each Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon); provided that: (x) the Company shall be required to pay all interest, including Additional Interest, due and payable on the KDSM Senior Debentures at least once every four quarters and must pay all interest due and owing on the Maturity Date of the KDSM Senior Debentures; (y) the Company shall not defer the interest payment period with respect to Additional Interest Attributable to Taxes; and (z) that during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Capital Stock) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding Capital Stock, or make any guarantee payments with respect to the foregoing or repurchase, or cause any Subsidiaries to repurchase, any security of the Company ranking pari passu with or subordinate to this KDSM Senior Debenture. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof shall not exceed three consecutive quarters or extend beyond the Maturity Date of the KDSM Senior Debentures. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. Except for Additional Interest Attributable to Taxes, no interest shall be due and payable during an Extension Period, until the end of such period. The Company shall issue a press release in a normal commercial manner and shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its election of an Extension Period at least ten Business Days prior to the earlier of (i) the Record Date for interest payments on the KDSM Senior Debentures or (ii) the date the Administrative Trustees are required to give notice to any applicable self-regulatory organization or security exchange or to holders of the Preferred Securities on the Record Date or the date such distributions are payable. If the Property Trustee is the sole Holder of the KDSM Senior Debentures, the Trustee shall promptly notify the holders of the Preferred Securities of the Company's election of such an Extension Period. If the Property Trustee ceases to be the sole Holder of the KDSM Senior Debentures, the Company shall give the Holders of the KDSM Senior Debentures notice of its election of such Extension Period.

          Payment of the principal of, premium, if any, and interest on this KDSM Senior Debenture will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Payment Date) by the Holder hereof. If all of the securities are held by the Depository, payments of interest may be made by wire transfer to the Depository.

          This KDSM Senior Debenture may, in certain circumstances, be entitled to the benefits of a Guarantee (on a junior subordinated basis) by Sinclair of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders, subject to the terms and conditions set forth in such Guarantee and in the Indenture. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantee which may be effective under certain circumstances but which is not effective on the date of this Indenture.

          As provided in the Indenture, the obligations of the Company under the KDSM Senior Debentures and the Indenture are secured by a Lien on the Collateral granted in favor of Trustee for the benefit and on behalf of the Holders. The rights of the Trustee in and to the Collateral are governed by the terms of the Indenture.

          All references in this Series B KDSM Senior Debenture or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Penalty Interest and Additional Amounts.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this KDSM Senior Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:                                      KDSM, INC.

                                            By:_________________________________

Attest:

____________________________
          Secretary

          Section 203.  Form of Reverse of KDSM Senior Debentures.

          (a) The form of the reverse of the Series A KDSM Senior Debentures shall be substantially as follows:

                                   KDSM, INC.

                  11 5/8% Senior Debentures Due 2009, Series A

          This KDSM Senior Debenture is one of a duly authorized issue of KDSM Senior Debentures of the Company designated as its 11 5/8% Senior Debentures due 2009, Series A (herein called the "Series A KDSM Senior Debentures"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $206,200,000, which may be issued under an indenture (herein called the "Indenture") dated as of March 12, 1997, among the Company, Sinclair and First Union National Bank of Maryland, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, Sinclair, the Trustee and the Holders of the KDSM Senior Debentures, and of the terms upon which the KDSM Senior Debentures and the Guarantees are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the KDSM Senior Debentures and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

          The Indenture provides, under certain circumstances, for the sale, transfer or conveyance, or other disposition, directly or indirectly, in one of a series of related transactions of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to any Person in exchange for properties or assets that will be used in the operations of one or more television or radio broadcasting stations or assets reasonably related thereto without such Person assuming the obligations of the Company under the Indenture.

          The KDSM Senior Debentures are subject to redemption at the option of the Company (a) at any time on or after March 15, 2002, in whole or in part, in cash at the following Redemption Prices expressed as a percentage of the principal amount, if redeemed during the 12-month period beginning March 15 of the years indicated below:

                            Redemption
     Year                      Price
     ----                      -----
     2002                      105.813%
     2003                      104.650
     2004                      103.488
     2005                      102.325
     2006                      101.163


and thereafter at a Redemption Price equal to 100% of the principal amount hereof, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date) or (b) at any time on or prior to March 15, 2000, in an amount of up to $66,666,666 of the aggregate original principal amount of KDSM Senior Debentures, with the net proceeds of one or more redemptions of the Parent Preferred (which Parent Preferred will have been redeemed from the proceeds of one or more Public Equity Offerings of Sinclair) held by the Company, at 111.625% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date); provided that (x) after such redemption at least $139,533,334 aggregate principal amount of KDSM Senior Debentures remains outstanding and (y) that such redemption is made within 180 days of such a Public Equity Offering of Sinclair. If the KDSM Senior Debentures are only partially redeemed by the Company, the KDSM Senior Debentures will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion.

          The Company may (a) upon a Tax Event or an Investment Company Act Event, redeem the KDSM Senior Debentures for cash at a Redemption Price of 105.813% of principal in the case of a Tax Event, or 101% in the case of an Investment Company Act Event, in each case of the aggregate principal amount of the KDSM Senior Debentures redeemed, plus all accrued and unpaid interest, and to require Sinclair to redeem the Parent Preferred for cash pursuant to the terms thereof at the same redemption prices; provided, that at the time of redemption in the case of a Tax Event triggered by an amendment, clarification or change in laws, treaties or the regulations thereunder, such amendment, clarification or change remains in effect or (b) upon a Tax Event, as holder of all of the Common Securities of the Trust, cause the Trust to be dissolved with each Holder of Preferred Securities receiving KDSM Senior Debentures in principal amount equal to the Liquidation Value of their Preferred Securities. If KDSM, Inc. exercises the option in clause (b) above, (i) pursuant to the KDSM Senior Debenture Indenture, Sinclair shall, effective at the time of distribution of the KDSM Senior Debentures, fully and unconditionally guarantee the payment of the KDSM Senior Debentures on a junior subordinated basis (the "Guarantee"); provided that Sinclair confirms the effectiveness of such Guarantee at the time of distribution which it may not do if such Guarantee is not permitted under the terms of the Existing Indentures or the Bank Credit Agreement and (ii) the Trust may not be dissolved unless such Guarantee is effective. The Company may not exercise its rights pursuant to the above provisions unless simultaneously therewith it delivers a tax opinion to the Trust to the effect that the dissolution of the Trust and the distribution of the KDSM Senior Debentures will not be a taxable event for U.S. federal income tax purposes to the holders of the Preferred Securities. If less than all the KDSM Senior Debentures are to be redeemed, the particular KDSM Senior Debentures or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding KDSM Senior Debentures not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $100 or any integral multiple thereof.

          In the case of any redemption of KDSM Senior Debentures, interest installments the Stated Maturity of which is on or prior to the Redemption Date will be payable to the Holders of such KDSM Senior Debentures of record as of the close of business on the relevant record date referred to on the face hereof. KDSM Senior Debentures (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

          In the event of redemption of this KDSM Senior Debenture in part only, a new KDSM Senior Debenture or KDSM Senior Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's KDSM Senior Debentures, in cash at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest (compounded quarterly), if any, to the date of repurchase; provided that if the Existing Notes or any Indebtedness, commitments, letters of credit or interest rate protection agreements under the Bank Credit Agreement are outstanding, such Holders will not have such right to cause the Company to repurchase the KDSM Senior Debentures or to be determined due and payable in any manner.

          If an Event of Default shall occur and be continuing, the principal amount of all the KDSM Senior Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          If this KDSM Senior Debenture is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this KDSM Senior Debenture is registrable on the Security Register of the Company, upon surrender of this KDSM Senior Debenture for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new KDSM Senior Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If this KDSM Senior Debenture is a Restricted Security in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, provided it is a "qualified institutional buyer" within the meaning of Rule 144A under the KDSM Senior Debentures Act (a "QIB"), may exchange this KDSM Senior Debenture for an interest in a Global Security by instructing the Trustee (by completing the Restricted Securities Transfer Certificate in the form in Exhibit A to the Indenture) to arrange for such KDSM Senior Debenture to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depositary, unless the Company has elected not to issue a Global Security.

          If this KDSM Senior Debenture is a Global Security, except as described below, it is not exchangeable for a KDSM Senior Debenture or KDSM Senior Debentures in certificated form. The KDSM Senior Debentures will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the KDSM Senior Debentures, (ii) the Company so determines and (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the KDSM Senior Debentures represented by such Global Security and such Event of Default or event continues for a period of 90 days Upon any such issuance, the Trustee is required to register such certificated KDSM Senior Debenture in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Securities would be required to include the Restricted Securities Legend.

          At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a KDSM Senior Debenture, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such KDSM Senior Debenture who such Holder informs the Company is reasonably believed to be a QIB, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and Sinclair and the rights of the Holders under the Indenture and the Guarantee at any time by the Company, Sinclair and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the KDSM Senior Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the KDSM Senior Debentures at the time Outstanding, on behalf of the Holders of all the KDSM Senior Debentures, to waive compliance by the Company and Sinclair with certain provisions of the Indenture and the Guarantee and certain past Defaults under the Indenture and the Guarantee and their consequences. Any such consent or waiver by or on behalf of the Holder of this KDSM Senior Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this KDSM Senior Debenture and of any KDSM Senior Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this KDSM Senior Debenture.

          No reference herein to the Indenture and no provision of this KDSM Senior Debenture or of the Indenture shall alter or impair the obligation of the Company, Sinclair (to the extent it has guaranteed the obligations of the Company under the Indenture) or any other obligor upon the KDSM Senior Debentures (in the event such other obligor is obligated to make payments in respect of the KDSM Senior Debentures), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this KDSM Senior
Debenture at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

          The KDSM Senior Debentures if issued in certificated form are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the KDSM Senior Debentures are exchangeable for a like aggregate principal amount of KDSM Senior Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of KDSM Senior Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to and at the time of due presentment of this KDSM Senior Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or -the Trustee may treat the Person in whose name this KDSM Senior Debenture is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this KDSM Senior Debenture is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          THIS KDSM SENIOR DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          The Company and, by its acceptance of this KDSM Senior Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this KDSM Senior Debenture agree for United States federal, state and local tax purposes it is intended that this KDSM Senior Debenture constitutes indebtedness.

          All terms used in this KDSM Senior Debenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          (a) The form of the reverse of the Series B KDSM Senior Debentures shall be substantially as follows:

                                   KDSM, INC.

                  11 5/8% Senior Debentures Due 2009, Series B

          This KDSM Senior Debenture is one of a duly authorized issue of KDSM Senior Debentures of the Company designated as its 11 5/8% Senior Debentures due 2009, Series B (herein called the "KDSM Senior Debentures"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $206,200,000, which may be issued under an indenture (herein called the "Indenture") dated as of March 12, 1997, among the Company, Sinclair and First Union National Bank of Maryland, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, Sinclair, the Trustee and the Holders of the KDSM Senior Debentures, and of the terms upon which the KDSM Senior Debentures and the Guarantees are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the KDSM Senior Debentures and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

          The Indenture provides, under certain circumstances, for the sale, transfer or conveyance, or other disposition, directly or indirectly, in one of a series of related transactions of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to any Person in exchange for properties or assets that will be used in the operations of one or more television or radio broadcasting stations or assets reasonably related thereto without such Person assuming the obligations of the Company under the Indenture.

          The KDSM Senior Debentures are subject to redemption at the option of the Company (a) at any time on or after March 15, 2002, in whole or in part, in cash at the following Redemption Prices expressed as a percentage of the principal amount, if redeemed during the 12-month period beginning March 15 of the years indicated below:
                               Redemption
     Year                         Price
     ----                         -----
     2002                       105.813%
     2003                       104.650
     2004                       103.488
     2005                       102.325
     2006                       101.163


and thereafter at a Redemption Price equal to 100% of the principal amount hereof, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date) or (b) at any time on or prior to March 15, 2000, in an amount of up to $66,666,666 of the aggregate original principal amount of KDSM Senior Debentures, with the net proceeds of one or more redemptions of the Parent Preferred (which Parent Preferred will have redeemed from the proceeds of one or more Public Equity Offerings of Sinclair) held by the Company, at 111.625% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date); provided that (x) after such redemption at least $139,533,334 aggregate principal amount of KDSM Senior Debentures issued remains outstanding and (y) that such redemption be made within 180 days of such a Public Equity Offering of Sinclair. If the KDSM Senior Debentures are only partially redeemed by the Company, the KDSM Senior Debentures will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion.

          The Company may (a) upon a Tax Event or an Investment Company Act Event, redeem the KDSM Senior Debentures for cash at a Redemption Price of 105.813% in the case of a Tax Event, or 101% in the case of an Investment Company Act Event, in each case of the aggregate principal amount of the KDSM Senior Debentures redeemed, plus all accrued and unpaid interest, and to require Sinclair to redeem the Parent Preferred for cash pursuant to the terms thereof at the same redemption prices; provided, that at the time of redemption in the case of a Tax Event triggered by an amendment, clarification or change in laws, treaties or the regulations thereunder, such amendment, clarification or change remains in effect or (b) upon a Tax Event, as holder of all of the Common Securities of the Trust, cause the Trust to be dissolved with each Holder of Preferred Securities receiving KDSM

Senior Debentures in principal amount equal to the Liquidation Value of their Preferred Securities. If KDSM, Inc. exercises the option in clause (b) above,
(i) pursuant to the KDSM Senior Debenture Indenture, Sinclair shall, effective at the time of distribution of the KDSM Senior Debentures (the "Distribution"), fully and unconditionally guarantee the payment of the KDSM Senior Debentures on a junior subordinated basis (the "Guarantee"); provided that Sinclair confirms the effectiveness of the Guarantee at the time of Distribution which it may not do if such Guarantee is not permitted under the terms of the Existing Indentures or the Bank Credit Agreement and (ii) the Trust may not be dissolved unless such Guarantee is effective. The Company may not exercise its rights pursuant to the above provisions unless simultaneously therewith it delivers a tax opinion to the Trust to the effect that the dissolution of the Trust and the distribution of the KDSM Senior Debentures will not be a taxable event for U.S. federal income tax purposes to the holders of the Preferred Securities. If less than all the KDSM Senior Debentures are to be redeemed, the particular KDSM Senior Debentures or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding KDSM Senior Debentures not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $100 or any integral multiple thereof.

          In the case of any redemption of KDSM Senior Debentures, interest installments the Stated Maturity of which is on or prior to the Redemption Date will be payable to the Holders of such KDSM Senior Debentures of record as of the close of business on the relevant record date referred to on the face hereof. KDSM Senior Debentures (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

          In the event of redemption of this KDSM Senior Debenture in part only, a new KDSM Senior Debenture or KDSM Senior Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's KDSM Senior Debentures, in cash at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest (compounded quarterly), if any, to the date of repurchase; provided that if the Existing Notes or any Indebtedness, commitments, letters of credit or interest rate protection agreements under the Bank Credit Agreement are outstanding, such Holders will not have such right to cause the Company to repurchase the KDSM Senior Debentures or otherwise cause the KDSM Senior Debentures to be declared due and payable in any manner.

          If an Event of Default shall occur and be continuing, the principal amount of all the KDSM Senior Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          If this KDSM Senior Debenture is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this KDSM Senior Debenture is registrable on the Security Register of the Company, upon surrender of this KDSM Senior Debenture for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new KDSM Senior Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If this KDSM Senior Debenture is a Global Security, except as described below, it is not exchangeable for a KDSM Senior Debenture or KDSM Senior Debentures in certificated form. The KDSM Senior Debentures will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the KDSM Senior Debentures, (ii) the Company so determines and (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the KDSM Senior Debentures represented by such Global Security and such Event of Default or event continues for a period of 90 days Upon any such issuance, the Trustee is required to register such certificated KDSM Senior Debenture in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and Sinclair and the rights of the Holders under the Indenture and the Guarantee at any time by the Company, Sinclair and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the
KDSM Senior  Debentures at the time  Outstanding.  The  Indenture  also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the KDSM Senior Debentures at the time Outstanding, on behalf of the Holders of all the KDSM Senior Debentures, to waive compliance by the Company and Sinclair with certain provisions of the Indenture and the Guarantee and certain past Defaults under the Indenture and the Guarantee and their consequences. Any such consent or waiver by or on behalf of the Holder of this KDSM Senior Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this KDSM Senior Debenture and of any KDSM Senior Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this KDSM Senior Debenture.

          No reference herein to the Indenture and no provision of this KDSM Senior Debenture or of the Indenture shall alter or impair the obligation of the Company, Sinclair (to the extent it has guaranteed the obligations of the Company under the Indenture) or any other obligor upon the KDSM Senior Debentures (in the event such other obligor is obligated to make payments in respect of the KDSM Senior Debentures), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this KDSM Senior Debenture at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

          The KDSM Senior Debentures are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the KDSM Senior Debentures are exchangeable for a like aggregate principal amount of KDSM Senior Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of KDSM Senior Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to and at the time of due presentment of this KDSM Senior Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this KDSM Senior Debenture is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this KDSM Senior Debenture is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          THIS KDSM SENIOR DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          The Company and, by its acceptance of this KDSM Senior Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this KDSM Senior Debenture agree for United States federal, state and local tax purposes it is intended that this KDSM Senior Debenture constitutes indebtedness.

          All terms used in this KDSM Senior Debenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          Section 204.  Additional Provisions Required in Global Security.

          Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME

OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          If The Depository Trust Company is acting as the Depositary, insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Section 205.  Form of Trustee's Certificate of Authentication.

          The Trustee's certificate of authorization shall be included on the KDSM Senior Debentures and shall be substantially in the form as follows:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the KDSM Senior Debentures referred to in the within mentioned Indenture.

                                    FIRST UNION NATIONAL BANK OF MARYLAND,
                                            As Trustee



                                    By:_________________________________________
                                                  Authorized Signatory

                                  ARTICLE THREE

                           THE KDSM SENIOR DEBENTURES

          Section 301.  Title and Terms.

          The aggregate principal amount of KDSM Senior Debentures which may be authenticated and delivered under this Indenture is limited to $206,200,000 in principal amount of KDSM Senior Debentures, except for KDSM Senior Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other KDSM Senior Debentures pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1016 or 1108.

          The KDSM Senior Debentures shall be known and designated as the "11 5/8% Senior Debentures due 2009" in the case of either Series A or Series B, as the case may be, of the Company. The Stated Maturity of the KDSM Senior Debentures shall be March 15, 2009 Series A or Series B, as the case may be, and the KDSM Senior Debentures shall each bear interest at the rate of 11 5/8% per annum plus Additional Interest and Penalty Interest, if any, from March 12, 1997 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable beginning on June 15, 1997 and quarterly thereafter on March 15, June 15, September 15, and December 15, in each year, until the principal thereof is paid or duly provided for, and at a rate of 11 5/8% per annum on any overdue principal or interest.

          Unless otherwise specified herein, the Series A KDSM Senior Debentures and the Series B KDSM Senior Debentures will be treated as one class and are together referred to as the "KDSM Senior Debentures." The Series A KDSM Senior Debentures rank pari passu in right of payment with the Series B KDSM Senior Debentures.

          The Company shall have the right to extend the interest payment period on the KDSM Senior Debentures in accordance with the terms of the KDSM Senior Debentures as set forth in Section 202.

          Payment of the principal of, premium, if any, and interest on the KDSM Senior Debentures shall be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Payment Date) by the Holder thereof. If any of the KDSM Senior Debentures are held by the Depository, payments of interest may be made by wire transfer to the Depository. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

          The KDSM Senior Debentures shall be redeemable as provided in Article Eleven.

          At the election of the Company, the entire Indebtedness on the KDSM Senior Debentures or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

          Section 302.  Denominations.

          The KDSM Senior Debentures shall be issuable only in registered form without coupons and only in denominations of $100 and any integral multiple thereof.

          Section 303.  Execution, Authentication, Delivery and Dating.

          The KDSM Senior Debentures shall be executed on behalf of the Company by one of its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.

          KDSM Senior Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such KDSM Senior Debentures or did not hold such offices on the date of such KDSM Senior Debentures.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver KDSM Senior Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such KDSM Senior Debentures; and the Trustee in accordance with such Company Order shall authenticate and deliver such KDSM Senior Debentures as provided in this Indenture and not otherwise.

          Each  KDSM   Senior   Debenture   shall  be  dated  the  date  of  its
authentication.

          No KDSM Senior Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such KDSM Senior Debenture a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any KDSM Senior Debenture shall be conclusive evidence, and the only evidence, that such KDSM Senior Debenture has been duly authenticated and delivered hereunder.

          Except in connection with an Asset Transfer Transaction, in case the Company or Sinclair, pursuant to Article Eight, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Sinclair shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the KDSM Senior Debentures authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other KDSM Senior Debentures executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the KDSM Senior Debentures surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver KDSM Senior Debentures as specified in such request for the purpose of such exchange. If KDSM Senior Debentures shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any KDSM Senior Debentures, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all KDSM Senior Debentures at the time Outstanding for KDSM Senior Debentures authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate KDSM Senior Debentures on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate KDSM Senior Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any KDSM Senior Debenture Registrar or Paying Agent to deal with the Company and its Affiliates.

          Section 304.  Temporary KDSM Senior Debentures.

          Pending the preparation of definitive KDSM Senior Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary KDSM Senior Debentures which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive KDSM Senior Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such KDSM Senior Debentures may determine, as conclusively evidenced by their execution of such KDSM Senior Debentures.

          After the preparation of definitive KDSM Senior Debentures, the temporary KDSM Senior Debentures shall be exchangeable for definitive KDSM Senior Debentures upon surrender of the temporary KDSM Senior Debentures at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary KDSM Senior Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive KDSM Senior Debentures of authorized denominations. Until so exchanged the temporary KDSM Senior Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive KDSM Senior Debentures.

          Section 305.  Global Securities.

          (a) In the event that the Trust is not the sole holder of the KDSM Senior Debentures, with respect to transfers of QIBs, a Global Security shall, if the Depositary permits, (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary and (iii) bear legends as set forth in Sections 202 and 204; provided, however, the KDSM Senior Debentures are eligible to be in the form of a Global Security.

          Transfers  made  to  Accredited   Investors  shall  be  made  only  in
certificated form and not as a beneficial interest in a Global Security.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any KDSM Senior Debenture.

          (b) Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Under the circumstances described in clause (a) above, and in this clause (b) below, beneficial owners shall obtain physical securities in the form set forth in Sections 202, 203, 204 (if applicable) and 205 ("Physical Securities") in exchange for their beneficial interests in a Global Security in accordance with the Depositary's and the Security Registrar's procedures. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount. The KDSM Senior Debentures will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is not willing or no longer willing or able to provide securities depository services with respect to the KDSM Senior Debentures, (ii) the

Company so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the KDSM Senior Debentures represented by such Global Security and such Event of Default or event continues for a period of 90 days.

          (c) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section, a Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial owner identified by the Depositary in exchange for its beneficial interest in a Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security delivered in exchange for an interest in Global Securities pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (c) of
Section 307, bear the Restricted Securities Legend.

          (f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the KDSM Senior Debentures.

          (g) KDSM Senior Debentures distributed to holders of Preferred Securities which are held in book-entry form shall be distributed upon the dissolution of Sinclair Capital in the form of one or more Global Securities registered in the name of the Depositary or its nominee, and deposited with the Depositary, or with the Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the KDSM Senior Debentures represented thereby (or such other accounts as they may direct). KDSM Senior Debentures distributed to holders of Preferred Securities not held in book-entry form, shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such KDSM Senior Debentures.

          Section 306.  Registration, Registration of Transfer and Exchange.

          The Company shall direct the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of KDSM Senior Debentures and of transfers of KDSM Senior Debentures. The Trustee shall initially be the "Security Registrar" for the purpose of registering KDSM Senior Debentures and transfers of KDSM Senior Debentures as herein provided.

          Upon surrender for registration of transfer of any KDSM Senior Debenture at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new KDSM Senior Debentures of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

          Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the KDSM Senior Debentures shall be required to be reflected in a book entry.

          At the option of the Holder, KDSM Senior Debentures may be exchanged for other KDSM Senior Debentures of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the KDSM Senior Debentures to be exchanged at such office or agency. Whenever any KDSM Senior Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the KDSM Senior Debentures of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A KDSM Senior Debentures for Series B KDSM Senior Debentures shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A KDSM Senior Debentures exchanged for the Series B KDSM Senior Debentures shall be cancelled.

          All KDSM Senior Debentures issued upon any registration of transfer or exchange of KDSM Senior Debentures shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the KDSM Senior Debentures surrendered upon such registration of transfer or exchange.

          Every KDSM Senior Debenture presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the

Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of KDSM Senior Debentures, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of KDSM Senior Debentures, other than exchanges pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1016 or 1108 not involving any transfer.

          The Company shall not be required (a) to issue, register the transfer of or exchange any KDSM Senior Debenture during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the KDSM Senior Debentures selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any KDSM Senior Debenture so selected for redemption in whole or in part, except the unredeemed portion of KDSM Senior Debentures being redeemed in part.

          Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 202, and the restrictions set forth in this Section 306, and the Holder of each Restricted Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

          The restrictions imposed by this Section 306 upon the transferability of any particular Restricted Security shall cease and terminate on (a) the later of two years from their date of issuance or two years after the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (b) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or under the Securities Act (or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provision of this
Section 306 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or any such successor provision)), be exchanged for a new KDSM Senior Debenture, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend. The Company shall inform the Trustee of the effective date of any Registration Statement registering the KDSM Senior Debentures under the Securities Act no later than two Business Days after such effective date.

          Except as provided in the preceding paragraph, any KDSM Senior Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Security and bear the legend specified in Section 202.

          Section 307.  Special Transfer Provisions.

          Unless and until (i) a KDSM Senior Debenture is sold under an effective Registration Statement, or (ii) a KDSM Senior Debenture is exchanged for a Series B KDSM Senior Debenture in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial KDSM Senior Debenture to an "Accredited Investor" which is not a QIB:

                (i) The Security Registrar shall register the transfer of any Initial KDSM Senior Debenture whether or not such Initial KDSM Senior Debenture bears the Restricted Securities Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial KDSM Senior Debentures or (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form set forth in Exhibit A.

                (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph
          (i) and (y) instructions given in accordance with the Depositary's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial KDSM Senior Debenture to a QIB:

                (i) If the KDSM Senior Debenture to be transferred consists of Physical Securities, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to the transferee who has signed the certification provided for on the form of Initial KDSM Senior Debenture stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Initial

          KDSM Senior Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                (ii) If the proposed transferee is an Agent Member, and the Initial KDSM Senior Debenture to be transferred consists of Physical Securities, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities, to be transferred, and the Trustee shall cancel the Physical Security so transferred.

          (c) Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of KDSM Senior Debentures not bearing the Restricted Securities Legend, the Security Registrar shall deliver KDSM Senior Debentures that do not bear the Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of KDSM Senior Debentures bearing the Restricted Securities Legend, the Security Registrar shall deliver only KDSM Senior Debentures that bear the Restricted Securities Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 307 exist or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any KDSM Senior Debenture bearing the Restricted Securities Legend, each Holder of such a KDSM Senior Debenture acknowledges the restrictions on transfer of such KDSM Senior Debenture set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such KDSM Senior Debenture only as provided in this Indenture.

          The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

          Section 308. Mutilated, Destroyed, Lost and Stolen KDSM Senior Debentures.

          If (a) any  mutilated  KDSM Senior  Debenture  is  surrendered  to the
Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any KDSM Senior Debenture, and there is delivered to the Company, Sinclair and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, Sinclair or the Trustee that such KDSM Senior Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated KDSM Senior
Debenture or in lieu of any such destroyed, lost or stolen KDSM Senior Debenture, a replacement KDSM Senior Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen KDSM Senior Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement KDSM Senior Debenture, pay such KDSM Senior Debenture.

          Upon the issuance of any replacement KDSM Senior Debentures under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every  replacement  KDSM  Senior  Debenture  issued  pursuant  to this
Section in lieu of any destroyed, lost or stolen KDSM Senior Debenture shall constitute an original additional contractual obligation of the Company and Sinclair, whether or not the destroyed, lost or stolen KDSM Senior Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other KDSM Senior Debentures duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen KDSM Senior Debentures.

          Section 309.  Payment of Interest; Interest Rights Preserved.

          Interest on any KDSM Senior Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that KDSM Senior Debenture is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any KDSM Senior Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the KDSM Senior Debentures, to the extent lawful (such defaulted interest and interest thereon herein collectively called

"Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (i) or (ii) below:

                (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the KDSM Senior Debentures are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each KDSM Senior Debenture and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the KDSM Senior Debentures are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (ii).

                (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the KDSM Senior Debentures may at such time be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each KDSM Senior Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other KDSM Senior Debenture shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other KDSM Senior Debenture.

          Section 310.  Persons Deemed Owners.

          The Company, Sinclair, the Trustee and any agent of the Company, Sinclair, or the Trustee may treat the Person in whose name any KDSM Senior Debenture is registered as the owner of such KDSM Senior Debenture for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on such KDSM Senior Debenture and for all other purposes whatsoever, whether or not such KDSM Senior Debenture is overdue, and none of the Company, Sinclair, the Trustee nor any agent of the Company, Sinclair or the Trustee shall be affected by notice to the contrary. No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, Sinclair, the Trustee and any agent of the Company, Sinclair or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, Sinclair or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any KDSM Senior Debenture.

          Section 311.  Cancellation.

          All KDSM Senior Debentures surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company and Sinclair may at any time deliver to the Trustee for cancellation any KDSM Senior Debentures previously authenticated and delivered hereunder which the Company or such Sinclair may have acquired in any manner whatsoever, and all KDSM Senior Debentures so delivered shall be promptly cancelled by the Trustee. No KDSM Senior Debentures shall be authenticated in lieu of or in exchange for any KDSM Senior Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled KDSM Senior Debentures held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled KDSM Senior Debentures be returned to it. The Trustee shall provide the Company a list of all KDSM Senior Debentures that have been cancelled from time to time as requested by the Company.

          Section 312.  Computation of Interest.

          Interest on the KDSM Senior Debentures shall be computed on the basis of a 360- day year of twelve 30-day months.

          Section 313.  Right of Set-Off.

          Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder to the extent

Sinclair has theretofore made, or is concurrently on the date of such payment making, a payment under the Parent Guarantee.

          Section 314.  CUSIP Numbers.

          The Company in issuing the KDSM Senior Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the KDSM Senior Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the KDSM Senior Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

          Section 315.  Agreed Tax Treatment.

          Each KDSM Senior Debenture issued hereunder shall provide that the Company and, by its acceptance of a KDSM Senior Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such KDSM Senior Debenture agree that for United States federal, state and local tax purposes it is intended that such KDSM Senior Debenture constitutes indebtedness.


                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

          Section 401. Company's Option to Effect Defeasance or Covenant Defeasance.

          The Company may, at its option by Board Resolution, at any time, with respect to the KDSM Senior Debentures, elect to have either Section 402 or
Section 403 be applied to all of the Outstanding KDSM Senior Debentures (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

          Section 402.  Defeasance and Discharge.

          Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company, Sinclair and any other obligor upon the KDSM Senior Debentures, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such KDSM Senior Debentures and this Indenture insofar as such KDSM Senior Debentures are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such KDSM Senior Debentures when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 306, 307, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 606, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the KDSM Senior Debentures.

          Section 403.  Covenant Defeasance.

          Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company and Sinclair shall be released from its obligations under any covenant or provision contained or referred to in Sections 1006 through 1014, 1016 and 1018 through 1021, and the provisions of Sections 1316 through 1328 shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Sections 1316 through 1328, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and Sinclair may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section 404.  Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such KDSM Senior Debentures, (i) United States dollars in an amount, or (ii) U.S. Government
Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity of such principal or installment of principal or interest (or on any date after March 15, 2002 (such date being referred to as the "Defeasance Redemption Date"), if when exercising under
Section 401 either its option applicable to Section 402 or its option applicable to Section 403, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding KDSM Senior Debentures on the Defeasance Redemption Date); provided that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S.
Government Obligations to said payments with respect to the KDSM Senior Debentures, and provided, further, that the United States dollars or U.S. Government Obligations deposited shall not be subject to rights of the holders of Sinclair Senior Indebtedness pursuant to the provisions of Article Thirteen. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (b) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the holders of the Outstanding KDSM Senior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (c) In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the holders of the Outstanding KDSM Senior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 501(h) and (i) are concerned, at any time during the period ending on the 91st day after the date of deposit.

          (e) Such defeasance or covenant defeasance shall not cause the Trustee for the KDSM Senior Debentures to have a conflicting interest with respect to any securities of the Company or any Sinclair.

          (f) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any Sinclair is a party or by which it is bound.

          (g) The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Sinclair Senior Indebtedness, including, without limitation, those arising under this Indenture and (ii) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (h) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the KDSM Senior Debentures or any Guarantee over the other creditors of the Company or any Sinclair with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Sinclair or others.

          (i) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the KDSM Senior Debentures on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

          (j) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with as contemplated by this Section 404.

          Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee as permitted under Section 404(a) (collectively for purposes of this Section 405, the "Trustee") pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such KDSM Senior Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such KDSM Senior Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

          Section 406.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and Sinclair's obligations under this Indenture and the KDSM Senior Debentures and the provisions of Article Twelve and Thirteen hereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with
Section 402 or 403, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any KDSM Senior Debenture following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the KDSM Senior Debentures and the Company shall be surrogated to the rights of the Holders of such KDSM Senior Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

          Section 501.  Events of Default.

          "Event of Default" means any one or more of the following events which has occurred and is continuing:

          (a) failure for 30 days to pay any interest on the KDSM Senior Debentures (including any Additional Interest or Penalty Interest in respect thereof) when due (subject to the deferral of any due date in the case of an Extension Period); or

          (b) failure to pay any principal on the KDSM Senior Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

          (c) the occurrence of a Voting Rights Triggering Event under the Parent Preferred (other than pursuant to Section 6(a)(ii) of the Articles Supplementary), which Voting Rights Triggering Event shall be continuing; or

          (d) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or Sinclair under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically addressed in clause (a) or (b) or in clause (ii) or (iii) of this clause (d)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (A) to the Holder or Holders of the KDSM Senior Debentures by the Trustee or (B) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding KDSM Senior Debentures (or by the Trustees under the Trust if the Trust owns at least 25% in aggregate principal amount of the Outstanding KDSM Senior Debentures); (ii) there shall be a default in the performance or breach of the provisions of Article Eight; or (iii) the Company shall have failed to promptly redeem the KDSM Senior

Debentures from the proceeds of any redemption of the Parent Preferred or shall fail to make or consummate a Change of Control Offer in accordance with Section 1016; or

          (e) the occurrence of an "Event of Default" under, and as defined in, the Expense Agreement; or

          (f) any of the Collateral Documents shall for any reason cease to be, or be asserted in writing by the Company of any Subsidiary, as applicable, not to be, in full force and effect and enforceable in accordance with its terms, or any security interest purported to be created by the Collateral Document shall cease to be valid and perfected first security interest in any Collateral or there shall be a material default under the Pledge Agreement, except in each case to the extent contemplated by this Indenture or such Collateral Document; or

          (g) the Guarantee, after becoming effective in accordance with Article Thirteen, shall for any reason cease to be, or be asserted in writing by Sinclair not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture and the Guarantee; or

          (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company,
Sinclair or any Significant Subsidiary of the Company or Sinclair in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, Sinclair or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Sinclair or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, Sinclair or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (i) (i) the Company, Sinclair or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, Sinclair or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, Sinclair or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, Sinclair or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, Sinclair or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Sinclair or such Significant Subsidiary or of any substantial part of its respective properties,
(2) makes
an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company, Sinclair or any Subsidiary takes any corporate action authorizing any such actions in this paragraph (i).

          The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Event of Default or Default, its status and what action the Company is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default or Default of the nature described in this Section, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

          Section 502.  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the KDSM Senior Debentures outstanding or (if the Trust holds at least 25% in aggregate principal amount of the KDSM Senior Debentures) the Property Trustee on its own behalf or pursuant to the Trust Agreement, at the direction of the holders of at least 25% in aggregate Liquidation Value of outstanding Preferred Securities may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding KDSM Senior Debentures, shall, declare all unpaid principal of, premium, if any, and accrued interest on all the KDSM Senior Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the KDSM Senior Debentures). If an Event of Default specified in clause (h) or (i) of
Section 501 occurs and is continuing, then all the KDSM Senior Debentures shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the KDSM Senior Debentures, together with accrued and unpaid interest, if any, and any Additional Interest, to the date the KDSM Senior Debentures become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding KDSM Senior Debentures or the Property Trustee on its own behalf or, pursuant to the Trust Agreement, at the direction of the holders of at least a majority in aggregate Liquidation Value of the Outstanding Preferred Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                (ii) all overdue interest (including any Additional Interest) on all KDSM Senior Debentures,

                (iii) the principal of and premium, if any, on any KDSM Senior Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the KDSM Senior Debentures, and

                (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the KDSM Senior Debentures; and

          (b) all Events of Default, other than the non-payment of principal of the KDSM Senior Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513.

          Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if

                (a) default is made in the payment of any interest on any KDSM Senior Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                (b) default is made in the payment of the principal of or premium, if any, on any KDSM Senior Debenture at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such KDSM Senior Debentures, the whole amount then due and payable on such KDSM Senior Debentures for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the KDSM Senior Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the KDSM Senior Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the KDSM Senior Debentures, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against Sinclair pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 504.  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including Sinclair, upon the KDSM Senior Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the KDSM Senior Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the KDSM Senior Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                (b) subject to Articles Twelve and Thirteen, to collect and receive any moneys, securities or other property payable or deliverable upon any conversion or exchange of KDSM Senior Debentures or upon any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the KDSM Senior Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 505. Trustee May Enforce Claims without Possession of KDSM Senior Debentures.

          All rights of action and claims under this Indenture or the KDSM Senior Debentures may be prosecuted and enforced by the Trustee without the possession of any of the KDSM Senior Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the KDSM Senior Debentures in respect of which such judgment has been recovered.

          Section 506.  Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the KDSM Senior Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts  due the Trustee  under  Section
606;

          SECOND: To the payment of the amounts then due and unpaid upon the KDSM Senior Debentures for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such KDSM Senior Debentures for principal, premium, if any, and interest; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          Section 507.  Limitation on Suits.

          No Holder of any KDSM Senior Debentures shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                (b) the Holders of not less than 25% in principal amount of the Outstanding KDSM Senior Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

                (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding KDSM Senior Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture or the Guarantee and for the equal and ratable benefit of all the Holders.

          Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any KDSM Senior Debenture shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such KDSM Senior Debenture on the respective Stated Maturities expressed in such KDSM Senior Debenture (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 509.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the
Company, Sinclair, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 510.  Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 511.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any KDSM Senior Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 512.  Control by Holders.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding KDSM Senior Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and

                (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 513.  Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding KDSM Senior Debentures (or if the Trust holds a majority of the aggregate principal amount of the KDSM Senior Debentures, the Property Trustee on behalf of a majority in aggregate Liquidation Value of Outstanding Preferred Securities) may on behalf of the Holders of all the KDSM Senior
Debentures waive any past Default hereunder and its consequences, except a Default

                (a) in the payment of the principal of, premium, if any, or interest (including Additional Interests or Penalty Interest) on any KDSM Senior Debenture (unless such Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any Additional Interest or Penalty Interest has been deposited with the Trustee); or

                (b) in respect of a covenant or a provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of the Outstanding Securities affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 514.  Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any KDSM Senior Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding KDSM Senior Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any KDSM Senior Debenture on or after the respective Stated Maturities expressed in such KDSM Senior Debenture (or, in the case of redemption, on or after the Redemption
Date).

          Section 515.  Waiver of Stay; Extension or Usury Laws.

          Each of the Company and Sinclair covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or Sinclair from paying all or any portion of the principal of, premium, if any, or interest on the KDSM Senior Debentures contemplated herein or in the KDSM Senior Debentures or which may affect the covenants or the performance of this Indenture; and each of the Company and Sinclair (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   THE TRUSTEE

          Section 601.  Notice of Defaults.

          Within 15 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any KDSM Senior Debenture, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 602.  Certain Rights of Trustee.

          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; provided that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

          (i) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company, except as otherwise provided herein; and

          (j) money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, except as otherwise provided herein.

          Section 603. Trustee Not Responsible for Recitals, Dispositions of KDSM Senior Debentures or Application of Proceeds Thereof.

          The recitals contained herein and in the KDSM Senior Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the KDSM Senior Debentures, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the KDSM Senior Debentures and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of KDSM Senior Debentures or the proceeds thereof.

          Section 604. Trustee and Agents May Hold Securities; Collections; etc.

          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

          Section 605.  Money Held in Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Company. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee acted with gross negligence or in bad faith. With respect to any losses on investments made under this Section 605, the Company is liable for the full extent of any such loss.

          Section 606. Compensation and Indemnification of Trustee and Its Prior Claim.

          The Company and Sinclair (if the Guarantee pursuant to Article 13 is effective) covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence or bad faith on such Trustee's part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Trustee's duties hereunder, including enforcement of this Indenture and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Company or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

          All payments and reimbursements pursuant to this Section 606 shall be made with interest at the rate borne by the KDSM Senior Debentures.

          As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a Lien prior to the KDSM Senior Debentures upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular KDSM Senior Debentures. The Trustee's right to receive payment of any amounts due under this Section 606 shall not be subordinate to any other liability or indebtedness of the Company and the KDSM Senior Debentures shall be subordinate to the Trustee's right to receive such payment.

          Section 607.  Conflicting Interests.

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 608.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. The Trustee shall be a participant in the Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Corporate Trust Office shall initially be located at First Union National Bank of Maryland, 901 East Cary Street, Richmond, Virginia 23219.

     Section 609. Resignation and Removal; Appointment of Successor Trustee.

          (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 610.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a KDSM Senior Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding KDSM Senior Debentures, delivered to the Trustee and to the Company.

          (d)   If at any time:

                (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a KDSM Senior Debenture for at least six months, or

                (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a KDSM Senior Debenture for at least six months, or

                (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any KDSM Senior Debenture who has been a bona fide Holder of a KDSM Senior Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding KDSM Senior Debentures delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the KDSM Senior Debentures and accepted appointment in the manner hereinafter provided, the Holder of any KDSM Senior Debenture who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of KDSM Senior Debentures as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

          Section 610. Acceptance of Appointment by Successor.

          Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

          No successor trustee with respect to the KDSM Senior Debentures shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608.

          Upon acceptance of appointment by any successor trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the KDSM Senior Debentures, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

          Section 611. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the KDSM Senior Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such KDSM Senior Debentures so authenticated; and, in case at that time any of the KDSM Senior Debentures shall not have been authenticated, any successor to the Trustee may authenticate such KDSM Senior Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the KDSM Senior Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 612.  Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the KDSM Senior Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent indicated therein.


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section  701.  Company  to  Furnish  Trustee  Names and  Addresses  of
Holders.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

          Section 702.  Disclosure of Names and Addresses of Holders.

          Every Holder of KDSM Senior Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

          Section 703.  Reports by Trustee.

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of KDSM Senior Debentures, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust

Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and to the extent required by Trust Indenture Act Section 313(a).

          Section 704.  Reports by Company and Sinclair.

          (a) File with the Trustee, within 15 days after the Company or Sinclair, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or Sinclair may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or Sinclair, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or Sinclair, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or Sinclair, as the case may be, pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE EIGHT

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

          Section 801.  Company May Consolidate, etc., Only on Certain Terms.

          (I) The Company shall not, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (with or without giving effect to the Parent Preferred) to any Person or adopt a plan of liquidation, and the Company shall not, in a single transaction or a series of transactions, permit any Person to consolidate with, merge into or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (with or without giving effect to the Parent Preferred) to the Company unless:

          (a) either (i) the Company is the survivor of such merger or consolidation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership, limited liability corporation or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest (including any Additional Interest) on all the KDSM Senior Debentures and the performance or observance of every covenant of this Indenture, on the part of the Company to be performed or observed;

          (b) the KDSM Senior Debentures shall be converted into or exchanged for and shall become obligations of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the KDSM Senior Debentures had immediately prior to such transaction;

          (c) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Consolidated Net Worth of the surviving entity shall equal or exceed the Consolidated Net Worth of the Company immediately prior to such transaction;

          (d) immediately after giving effect to such transaction on a pro forma basis, the Cumulative Operating Cash Flow for the four most recently completed fiscal quarters for the surviving entity shall equal or exceed the Cumulative Operating Cash Flow for the Company for such four-quarter period; and

          (e) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided that the restrictions set forth in (I) above shall not apply to any Asset Transfer Transaction, which transaction shall be permitted under this Indenture.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (II) If the Guarantee has become effective pursuant to Article Thirteen, Sinclair shall not, in a single transaction or series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (with or without giving effect to the Parent Preferred) to any Person or adopt a plan of liquidation, and Sinclair shall not, in a single transaction or a series of transactions, permit any Person to consolidate with, merge into or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (with or without giving effect to the Parent Preferred) to the Company, unless:

          (a) either (i) Sinclair is the survivor of such merger or consolidation or (ii) the Person (if other than Sinclair) formed by such consolidation or into which Sinclair is merged or the Person that acquires by sale, assignment, conveyance, transfer or lease the properties and assets of Sinclair substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of Sinclair have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of Sinclair, if any, under this Indenture;

          (b) the Guarantee, if any, shall be converted into or exchanged for and shall become obligations of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the KDSM Senior Debentures had immediately prior to such transaction;

          (c) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Consolidated Net Worth of the surviving entity shall equal or exceed the Consolidated Net Worth of Sinclair immediately prior to such transaction;

          (d) immediately after giving effect to such transaction on a pro forma basis, the Cumulative Operating Cash Flow for the four most recently completed fiscal quarters for the surviving entity shall equal or exceed the Cumulative Operating Cash Flow for Sinclair for such four-quarter period; and

          (e) Sinclair has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of Sinclair, the Capital Stock of which constitutes all or substantially all of the properties or assets of Sinclair, will be deemed to be the transfer of all or substantially all of the properties and assets of Sinclair.

          Section 802.  Successor Substituted.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or Sinclair in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or Sinclair, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Sinclair, as the case may be, under this Indenture, the KDSM Senior Debentures and/or such Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or Sinclair, as the case may be, herein, in the KDSM Senior Debentures and/or in such Guarantee, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the KDSM Senior Debentures or the Guarantees, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the KDSM Senior Debentures or the Guarantees, as the case may be.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

          Section 901. Supplemental Indentures and Agreements without Consent of Holders.

          Without the consent of any Holders, the Company and Sinclair, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company, Sinclair or any other obligor upon the KDSM Senior Debentures, and the assumption by any such successor of the covenants of the Company or Sinclair or obligor herein and in the KDSM Senior Debentures and in any Guarantee, in each case in compliance with the provisions of this Indenture;

          (b) to add to the covenants of the Company, Sinclair or any other obligor upon the KDSM Senior Debentures for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, Sinclair or any other obligor upon the KDSM Senior Debentures, as applicable, herein, in the KDSM Senior Debentures or in any Guarantee;

          (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the KDSM Senior Debentures or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (d) to comply with the requirements of the Commission in order to effect (if necessary) or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

          (e)   to add a guarantor pursuant to the requirements of Section 1010;

          (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

          (h) to provide for uncertificated KDSM Senior Debentures in place of or in addition to certificated KDSM Senior Debentures; or(i) to cause the Guarantee provided for in Article Thirteen to become effective if the conditions to effectiveness have been met.

          Section 902. Supplemental Indentures and Agreements with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding KDSM Senior Debentures, by Act of said Holders delivered to the Company, and the Trustee, the Company, and Sinclair (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to this Indenture in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the KDSM Senior Debentures or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding KDSM Senior Debenture affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any KDSM Senior Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or extend the time of payment of interest thereon or change the place or coin or currency in which the principal of any KDSM Senior Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date);

          (b) amend, change or modify the obligation of the Company (i) to make and consummate a Change of Control Offer under certain circumstances in the event of a Change of Control in accordance with Section 1016, (ii) to cause the Parent Preferred to be redeemed in accordance with Section 1020, (iii) to use the proceeds of a redemption of the Parent Preferred to redeem a Like Amount of (as defined in the Articles Supplementary) KDSM Senior Debentures, or (iv) not to grant any Liens with respect to the Parent Preferred in accordance with
Section 1021, including, in the case of (i), (ii), (iii) or (iv), amending, changing or modifying any definitions with respect thereto;

          (c) reduce the percentage in principal amount of the Outstanding KDSM Senior Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or with respect to any Guarantee;

          (d) modify any of the provisions of this Section or Sections 513 or 1023, except to increase the percentage in principal amount of the Outstanding KDSM Senior Debentures, the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each KDSM Senior Debenture affected thereby;

          (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or Sinclair of any of its rights and obligations under this Indenture; or(f) amend or modify any of the provisions of this Indenture relating to the subordination of the KDSM Senior Debentures or any Guarantee in any manner adverse to the Holders of the KDSM Senior Debentures or any Guarantee.

          Upon the written request of the Company and Sinclair, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Company and each Sinclair in the execution of such supplemental indenture or Guarantee.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any such Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 903.  Execution of Supplemental Indentures and Agreements.

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, the Guarantees or otherwise.

          Section 904.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of KDSM Senior Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 905.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 906. Reference in KDSM Senior Debentures to Supplemental Indentures.

          KDSM Senior Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new KDSM Senior Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and Sinclair and authenticated and delivered by the Trustee in exchange for Outstanding KDSM Senior Debentures.


                                   ARTICLE TEN

                                    COVENANTS

          Section 1001.  Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of, premium, if any, and interest on the KDSM Senior Debentures in accordance with the terms of the KDSM Senior Debentures and this Indenture.

          Section 1002.  Maintenance of Office or Agency.

          The Company will maintain an office or agency where KDSM Senior Debentures may be presented or surrendered for payment. The Company also will maintain an office or agency where KDSM Senior Debentures may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the KDSM Senior Debentures and this Indenture may be served. The Company hereby designates the Corporate Trust Office of the Trustee as such office for purposes of the prior two sentences. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies where the KDSM Senior Debentures may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          Section 1003.  Money for Security Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the KDSM Senior Debentures, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act. If the Company is not acting as Paying Agent, the Company will, before each due date of the principal of, premium, if any, or interest on any KDSM Senior Debentures, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act. If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on KDSM Senior Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company or Sinclair (or any other obligor upon the KDSM Senior Debentures) in the making of any payment of principal, premium, if any, or interest;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including each Sinclair, upon the KDSM Senior Debentures or the property of the Company or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any KDSM Senior Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such KDSM Senior Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street

Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

          Section 1004.  Corporate Existence.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

          Section 1005.  Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary shown to be due on any return of the Company or any Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, except for any Lien permitted to be incurred under
Section 1012 if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with generally accepted accounting principles consistently applied.

          Section 1006.  Maintenance of Properties.

          The Company will cause all material properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any

Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

          Section 1007.  Insurance.

          The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured, with insurers believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          Section 1008.  Limitation on Restricted Payments.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                (i) declare or pay any dividend on, or make any distribution to holders of, any of the Company's Junior Securities (other than dividends or distributions payable solely in Junior Securities);

                (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Junior Securities or warrants, rights or options to acquire Junior Securities (except Junior Securities held by the Company or a Wholly Owned Subsidiary of the Company); or

                (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

                (iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Subsidiary of the Company);

                (v) incur, create, assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Subsidiary of the Company);

                (vi) make any Investment in any Person (other than any Permitted Investments).

(any of the foregoing payments described in clauses (i) through (vi), collectively, "Restricted Payments") unless, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of Sinclair, whose determination shall be conclusive and evidenced by a board resolution), (i) there shall not have occurred any event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under this Indenture, (ii) the Company shall not have given notice of its election of an Extension Period as provided in this Indenture (which notice shall not have been rescinded) and such Extension Period shall be continuing and the Company shall not have failed to make any interest payment on the KDSM Senior Debentures (whether or not as a result of an Extension Period) and such failure shall be continuing and (iii) the aggregate amount of all Restricted Payments made after the date of this Indenture does not exceed an amount equal to the Company's Cumulative Operating Cash Flow, plus, to the extent not included in the Cumulative Operating Cash Flow, Cumulative Parent Preferred Dividends, less the Company's Cumulative Consolidated Interest Expense. Notwithstanding the foregoing, the foregoing provisions shall not prohibit an Asset Transfer Transaction; provided that any Restricted Payment made in connection with an Asset Transfer Transaction shall be considered in making the calculation of Restricted Payments in the prior sentence with respect to any future transaction.

          Section 1009.  Limitation on Indebtedness.

          The Company will not and will not permit any of its Subsidiaries to create, issue, incur, assume, or directly or indirectly to guarantee or otherwise in any manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness) except that the Company may incur Indebtedness if the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries at the time of the incurrence of such Indebtedness after giving pro forma effect thereto, is 4 to 1 or less. The foregoing limitation will not apply to the incurrence of (i) Indebtedness pursuant to the KDSM Senior Debentures,
(ii) trade credit incurred in the ordinary course of business, (iii) Indebtedness of the Company represented by Capital Lease Obligations or Purchase Money Obligations or Indebtedness incurred for working capital purposes in an aggregate principal amount at any one time outstanding not to exceed $5 million,
(iv) guarantees by any Subsidiary of the Company made in accordance with Section 1010, and (v) obligations under the Expense Agreement.

          Section 1010.  Limitation on Issuances of Guarantees of Indebtedness.

          The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the KDSM Senior Debentures, on the same terms as the guarantee of such Indebtedness except that if such Indebtedness is by its terms expressly subordinated to the KDSM Senior Debentures, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's Guarantee of the KDSM Senior Debentures at least to the same extent as such Indebtedness is subordinated to the KDSM Senior Debentures.

          Section 1011.  Limitation on Transactions with Affiliates.

          The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary of the Company) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $500,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors of the Company or, in the event there is only one such Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking or appraisal firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Subsidiaries with a Wholly Owned Subsidiary of the Company, (C) transactions in existence on the date of this Indenture and (D) any Asset Transfer Transaction.

          Section 1012.  Limitation on Liens.

          The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, create, incur or affirm any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of this Indenture, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following:

          (a)   any Lien existing as of the date of this Indenture;

          (b) any Lien arising by reason of: (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes not yet delinquent or which are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases, or contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary thereof or the value of such property for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; and (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (c) any Liens securing Purchase Money Obligations or Capital Lease Obligations incurred in accordance with this Indenture; and

          (d) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (c) so long as the amount of security is not increased thereby.

          Section 1013.  Limitation on Sale of Assets.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or assets sold as determined in good faith by the Board of Directors of the Company and evidenced in a board resolution, except in connection with an Asset Transfer Transaction.

          Section 1014.  Impairment of Security Interest.

          The Company will not, and will not permit any of its Subsidiaries to, take or omit to take any action which would have the result of adversely affecting or impairing the security interests with respect to the Collateral in contravention of this Indenture, except as required by applicable law and except that, in accordance with the Pledge Agreement, Collateral consisting of shares of Parent Preferred may be released simultaneously with the payment to the holders of Parent Preferred in connection with the redemption of shares of Parent Preferred, and the Company shall not (and shall cause its Subsidiaries not to) grant to, or suffer to exist in favor of, any Person, any interest whatsoever in the Collateral except as permitted by the Collateral Documents or this Indenture. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral by the Company be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than this Indenture.

          Section 1015.  Provision of Financial Statements and Reports.

          Whether or not Sinclair or the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will send (or will cause to be sent) to the holders of the KDSM Senior Debentures copies of the annual reports, quarterly reports and other documents which Sinclair would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if Sinclair were so subject, such documents to be filed with the Commission to the extent permitted under the Exchange Act on or prior to the respective dates (the "Required Filing Dates") by which Sinclair would have been required so to file such documents if Sinclair were so subject. The Company will also in any event
(x) within 15 days of each Required Filing Date transmit by mail to all Holders of the KDSM Senior Debentures, as their names and addresses appear in the register, without cost to such holders copies of the annual reports, quarterly reports and other documents which Sinclair would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Sinclair were subject to such Sections and (y) if filing such documents by Sinclair with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. Any such documents sent to the holders of the KDSM Senior Debentures shall also include financial information regarding the Company to the extent information regarding the Company would be required to be included in a registration statement relating to the Preferred Securities or the KDSM Senior Debentures, if such securities were being issued to the public. If the Trust is the sole holder of the KDSM Senior Debentures, the Trustees of the Trust will cause the reports delivered to the Trust pursuant to this paragraph to be promptly delivered to the holders of the Preferred Securities.

          Section 1016. Purchase of KDSM Senior Debentures upon a Change of Control.

          (a) Subject to the following sentence, if a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's KDSM Senior Debentures in whole or in part in integral multiples of $100, at a redemption price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such KDSM Senior Debentures, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described in subsection (c) of this Section (the "Change of Control Offer") and in accordance with the procedures set forth in Subsections (b), (c),
(d) and (e) of this Section. Notwithstanding the foregoing, the Holders of KDSM Senior Debentures shall not have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control under any circumstances unless all of the Existing Notes and all Indebtedness under the Bank Credit Agreement is repaid, redeemed as repurchased and all Indebtedness under the Bank Credit Agreement is repaid, redeemed or repurchased, all of the commitments and letters of credit issued under the Bank Credit Agreement are terminated and all interest rate protection agreements entered into between Sinclair and any lenders under the Bank Credit Agreement are terminated as a result of such Change of Control, or holders of such instruments have consented to a Change of Control Offer, in which case the date on which all Existing Notes and all indebtedness under the Bank Credit Agreement are so repaid, redeemed or repurchased and said commitments, letters of credit and interest rate protection agreements are terminated or holders of such instruments have consented to a Change of Control Offer, shall be deemed to be the date on which such Change of Control shall have occurred.

          (b) If the Holders shall have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control, within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register stating or including:

                (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's KDSM Senior Debentures at the Change of Control Purchase Price;

                (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company and Sinclair, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and Sinclair pursuant to Section 1015), (ii) a description of material developments in the Company's and Sinclair's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company and Sinclair which the Company in good faith believes will enable such Holders to make an informed investment decision;

                (4) that the Change of Control Offer is being made pursuant to this Section 1016(a) and that all KDSM Senior Debentures properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

                (5) the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                (6) the Change of Control Purchase Price;

                (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                (8) that KDSM Senior Debentures must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in
          Section 1002 to collect payment;

                (9) that the Change of Control Purchase Price for any KDSM Senior Debenture which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

                (10) the procedures for withdrawing a tender of KDSM Senior Debentures and Change of Control Purchase Notice;

                (11) that any KDSM Senior Debenture not tendered will continue to accrue interest; and

                (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any KDSM Senior Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

          (c) If the Holders shall have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control, upon receipt by the Company of the proper tender of KDSM Senior Debentures, the Holder of the KDSM Senior Debenture in respect of which such proper tender was made shall (unless the tender of such KDSM Senior Debenture is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such KDSM Senior Debenture. Upon surrender of any such KDSM Senior Debenture for purchase in accordance with the foregoing provisions, such KDSM Senior Debenture shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the

Holders of such KDSM Senior Debentures, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any KDSM Senior Debenture tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such KDSM Senior Debenture. Holders electing to have KDSM Senior Debentures purchased will be required to surrender such KDSM Senior Debentures to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any KDSM Senior Debenture that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such KDSM Senior Debenture, without service charge, one or more new KDSM Senior Debentures of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the KDSM Senior Debenture so surrendered that is not purchased.

          (d) If the Holders shall have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control, the Company shall
(i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) not later than 11:00 a.m. (New York City time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the KDSM Senior Debentures or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the KDSM Senior Debentures or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the KDSM Senior Debentures purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new KDSM Senior Debenture equal in principal amount to any unpurchased portion of the KDSM Senior Debenture surrendered. Any KDSM Senior Debentures not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1016, the Company shall choose a Paying Agent which shall not be the Company.

          (e) If the Holders shall have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control, a Change of Control

Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the KDSM Senior Debenture to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

                (1) the name of the Holder;

                (2) the certificate number of the KDSM Senior Debenture in respect of which such notice of withdrawal is being submitted;

                (3) the principal amount of the KDSM Senior Debenture (which shall be $100 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

                (4) the principal amount, if any, of such KDSM Senior Debenture (which shall be $100 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

          (f) If the Holders shall have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control, subject to applicable escheat laws, as provided in the KDSM Senior Debentures, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that
(x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the KDSM Senior Debentures or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          (g) If the Holders shall have the right to cause the Company to redeem or repurchase KDSM Senior Debentures upon a Change of Control, the Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

          Section 1017.  Ownership and Existence of Trust.

          Subject to Article Eight, the Company shall at all times own 100% of the Common Securities of the Trust. The Company shall not voluntarily dissolve, wind-up or terminate the Trust, except in the circumstances permitted by the Trust Agreement. The Company shall use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain a business trust and otherwise not to be classified a.s an association taxable as a corporation for United States federal income tax purposes.

          Section 1018.  Ownership of the Company.

          Subject to Article Eight, the Company hereby covenants that Sinclair shall at all times, directly or indirectly, own all of the Capital Stock of the Company.

          Section 1019.  Application of Dividends and Redemption Proceeds.

          (a) The Company shall promptly, but in no event later than the applicable Interest Payment Date make interest payments on the KDSM Senior Debentures if the Company receives payments on the Parent Preferred to the extent necessary to pay any and all amounts due and owing under the KDSM Senior Debentures whether or not an Extension Period is continuing, except that the Company may defer interest payments for one quarterly period regardless of its receipt of dividends on the Parent Preferred.

          (b) The Company shall promptly apply the proceeds received as a result of the redemption of the Parent Preferred to the redemption of the KDSM Senior Debentures.

          Section 1020.  Change of Control Offer under Parent Preferred.

          Upon the occurrence of a Change Of Control with respect to Sinclair resulting in Sinclair making a Change of Control Offer under the terms of the Parent Preferred to purchase the Parent Preferred, the Company shall timely elect to have redeemed, and shall tender for redemption, an aggregate amount of Parent Preferred equal to the Liquidation Value of the Preferred Securities which holders of Preferred Securities elect to tender for redemption to the Trust as a result of such Change of Control.

          Section 1021.  Limitation on Liens on Parent Preferred.

          The Company shall not, directly or indirectly, sell, offer to sell, grant any option with respect to, pledge or incur any Liens with respect to, the Parent Preferred other than as permitted by the Collateral Documents.

          Section 1022.  Statement by Officers as to Default.

          (a) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

          (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

          Section 1023.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1015, 1019(a) and 1021, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the KDSM Senior Debentures at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                      REDEMPTION OF KDSM SENIOR DEBENTURES

          Section 1101.  Rights of Redemption.

          (a) At any time on or after March 15, 2002, the KDSM Senior Debentures may be redeemed at the election of the Company, in whole or in part, subject to the conditions, and at the Redemption Price, specified in the form of KDSM Senior Debenture set forth in Section 203, together with accrued and unpaid interest, if any, to the Redemption Date.

          (b) At any time on or prior to March 15, 2000, the Company may redeem up to $66,666,666 of the original principal amount of KDSM Senior Debentures with the net proceeds of one or more redemptions of the Parent Preferred (which will have been redeemed from the proceeds of one or more Public Equity Offerings of Sinclair) subject to the conditions specified in the form of KDSM Senior Debenture set forth in Section 203, at a Redemption Price of 111.625% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date; provided, that after any such redemption at least $139,333,334 principal amount of the KDSM Senior Debentures remains outstanding.

          (c) If a Tax Event or Investment Company Act Event shall occur and be continuing, the Company may redeem the KDSM Senior Debentures, in whole or in part, subject to the conditions and at the Redemption Price specified in the form of KDSM Senior Debenture in Section 203, together with accrued and unpaid interest, if any, to the Redemption Date.

          Section 1102.  Applicability of Article.

          Redemption of KDSM Senior Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          Section 1103.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any KDSM Senior Debentures pursuant to Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of KDSM Senior Debentures to be redeemed.

          Section 1104. Selection by Trustee of KDSM Senior Debentures to Be Redeemed.

          If less than all the KDSM Senior Debentures are to be redeemed, the particular KDSM Senior Debentures or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $100 or any integral multiple thereof.

          The Trustee shall promptly notify the Company and the Security Registrar in writing of the KDSM Senior Debentures selected for redemption and, in the case of any KDSM Senior Debentures selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of KDSM Senior Debentures shall relate, in the case of any KDSM Senior Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such KDSM Senior Debenture which has been or is to be redeemed.

          Section 1105.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of KDSM Senior Debentures to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (a)   the Redemption Date;

          (b)   the Redemption Price;

          (c) if less than all Outstanding KDSM Senior Debentures are to be redeemed, the identification of the particular KDSM Senior Debentures to be redeemed;

          (d) in the case of a KDSM Senior Debenture to be redeemed in part, the principal amount of such KDSM Senior Debenture to be redeemed and that after the Redemption Date upon surrender of such KDSM Senior Debenture, new KDSM Senior Debenture or KDSM Senior Debentures in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (e) that KDSM Senior Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that on the Redemption Date the Redemption Price will become due and payable upon each such KDSM Senior Debenture or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (g) the place or places where such KDSM Senior Debentures are to be surrendered for payment of the Redemption Price; and

          (h) the CUSIP number, if any, relating to such KDSM Senior Debentures.

          Notice of redemption of KDSM Senior Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice to any Holder of any KDSM Senior Debenture designated for redemption as a whole or in part, or any defect in any such notice, shall not affect the validity of the proceedings for the redemption of any other KDSM Senior Debenture.

          Section 1106.  Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the KDSM Senior Debentures or portions thereof which are to be redeemed on that date. When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

          Section 1107.  KDSM Senior Debentures Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the KDSM Senior Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such KDSM Senior Debentures shall cease to bear interest. Upon surrender of any such KDSM Senior Debenture for redemption in accordance with said notice, such KDSM Senior Debenture shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such KDSM Senior Debentures, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 309.If any KDSM Senior Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such KDSM Senior Debenture.

          Section 1108.  KDSM Senior Debentures Redeemed or Purchased in Part.

          Any KDSM Senior Debenture which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such KDSM Senior Debenture without service charge, a new KDSM Senior Debenture or KDSM Senior Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the KDSM Senior Debenture so surrendered that is not redeemed or purchased.


                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

          Section 1201. Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of KDSM Senior Debentures herein, rights to payment including Additional Interest and Penalty Interest and rights to replacement of stolen, lost or mutilated KDSM Senior Debentures expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) all the KDSM Senior Debentures theretofore authenticated and delivered (other than (i) KDSM Senior Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 or
(ii) all KDSM Senior Debentures for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation;

          (b) the Company or Sinclair has paid or caused to be paid all other sums payable hereunder by the Company or Sinclair; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or Sinclair is a party or by which the Company or Sinclair is bound.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause
(2) of Subsection  (a) of this  Section,  the  obligations  of the Trustee under
Section 1202 and the last paragraph of Section 1003 shall survive.

          Section 1202.  Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the KDSM Senior Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the KDSM Senior Debentures for whose payment such United States dollars have been deposited with the Trustee.


                                ARTICLE THIRTEEN

                                    GUARANTEE

          Section 1301.  Sinclair's Guarantee.

          (a) Sinclair's Guarantee and the terms and conditions thereof as set forth in this Article Thirteen are expressly conditioned upon Sinclair's confirmation of the effectiveness of the Guarantee pursuant to Section 1301(b) and under no circumstances shall Sinclair be bound by any terms of this Article Thirteen and this Guarantee until the requirements of the provisions of Section 1301(b) have been fully satisfied.

          (b) Sinclair, simultaneously with the dissolution of the Trust following a Tax Event, upon effectiveness, absolutely, unconditionally and irrevocably guarantees, to the Trustee and the Holders, as if Sinclair were the principal debtor, the punctual payment on a junior subordinated basis as described in this Article Thirteen when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee); provided, Sinclair confirms the effectiveness of the Guarantee at the time of distribution by way of a supplemental indenture to this Indenture (which it shall not do if such guarantee is not permitted under the terms of the Existing Notes or the Bank Credit Agreement). Notwithstanding anything to the contrary, this Guarantee does not constitute a guarantee of performance of any non-payment covenants under this Indenture.

          Section 1302. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

          Subject to the Guarantee provided by this Article Thirteen being deemed effective pursuant to Section 1301:

          (a) This Guarantee shall (upon effectiveness) be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Sinclair covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture (upon the Guarantee's effectiveness). Without limiting the generality of the foregoing, Sinclair's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the KDSM Senior Debentures but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          (b) Sinclair hereby guarantees (upon the Guarantee's effectiveness) that the Indenture Obligations will be paid on a junior subordinated basis to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

          (c) Sinclair guarantees (upon the Guarantee's effectiveness) that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the KDSM Senior Debentures.

          (d) Sinclair's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee (upon the Guarantee's effectiveness) shall arise forthwith after demand for payment or performance by the Trustee has been given to Sinclair in the manner prescribed in Section 106 hereof.

          (e) Except as provided herein, the provisions of this Article Thirteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee upon the Guarantee's effectiveness, is delivered by Sinclair free of any conditions whatsoever and that no representations, warranties or promises have been made to Sinclair affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by th Company to Sinclair.

          Section 1303.  Guarantee Absolute.

          Upon  the  Guarantee's  effectiveness,  the  obligations  of  Sinclair hereunder are independent of the obligations of the Company under the KDSM Senior Debentures and this Indenture and a separate action or actions may be brought and prosecuted against Sinclair whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. Subject to the Guarantee provided by this Article Thirteen being deemed effective in accordance with Section 1301, the liability of Sinclair hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of Sinclair hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

          (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the KDSM Senior Debentures, or any agreement or instrument relating to any of the foregoing;

          (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, Sinclair or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the KDSM Senior Debentures, including any increase or decrease in the Indenture Obligations;

          (c) the taking of security from the Company, Sinclair or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

          (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of Sinclair hereunder;

          (e) the abstention from taking security from the Company, Sinclair or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

          (f) any loss, diminution of value or lack of enforceability of any security received from the Company, Sinclair or any other Person, and including any other guarantees received by the Trustee;

          (g) any other dealings with the Company, Sinclair or any other Person, or with any security;

          (h) the Trustee's or the Holders' acceptance of compositions from the Company or Sinclair;

          (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, Sinclair or any other Person on account of any indebtedness and liabilities owing by the Company or Sinclair to the Trustee or the Holders, in such manner as the Trustee or the Holders deem best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, if any, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any such collateral;

          (j) the release or discharge of the Company or Sinclair of the KDSM Senior Debentures or of any Person liable directly as surety or otherwise by operation of law or otherwise for the KDSM Senior Debentures, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of Sinclair hereunder;

          (k) any change in the name, business, capital structure or governing instrument of the Company or Sinclair or any refinancing or restructuring of any of the Indenture Obligations;

          (l) the sale of the Company's or Sinclair's business or any part thereof;

          (m) subject to Section 1314, any merger or consolidation, arrangement or reorganization of the Company, Sinclair, any Person resulting from the merger or consolidation of the Company or Sinclair with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or Sinclair;

          (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of Sinclair or the loss of corporate existence;

          (o) subject to Section 1314, any arrangement or plan of reorganization affecting the Company or Sinclair;

          (p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or Sinclair; or

          (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the KDSM Senior Debentures, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, Sinclair.

          Section 1304.  Right to Demand Full Performance.

          In the event of any demand for payment or performance by the Trustee from Sinclair hereunder (after the Guarantee's effectiveness), the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and Sinclair shall continue to be liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the KDSM Senior Debentures. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and Sinclair, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

          Section 1305.  Waivers.

          (a) Upon the Guarantee's effectiveness, Sinclair expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the KDSM Senior Debentures or any other notice whatsoever to or upon the Company or Sinclair with respect to the Indenture Obligations. Upon the Guarantee's effectiveness, Sinclair acknowledges communication to it of the terms of this Indenture and the KDSM Senior Debentures and all of the provisions therein contained and consents to and approves the same. Upon the Guarantee's effectiveness, Sinclair expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

          (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, upon the Guarantee's effectiveness, Sinclair expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                (i) initiate or exhaust any rights, remedies or recourse against the Company, Sinclair or any other Person;

                (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

                (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;before requiring or becoming entitled to demand payment from Sinclair under this Guarantee.

          Section 1306. Sinclair Remains Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

          It is the express intention of the Trustee and Sinclair that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Sinclair contained in this Article Thirteen shall nevertheless be binding upon the Sinclair (upon the Guarantee's effectiveness), as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 402 shall apply to the KDSM Senior Debentures and Sinclair (upon the Guarantee's effectiveness) shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

          Section 1307.  Fraudulent Conveyance; Subrogation.

          (a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) Sinclair hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

          Section 1308.  Guarantee Is in Addition to Other Security.

          This Guarantee to the extent effective shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of Sinclair any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

          Section 1309.  Release of Security Interests.

          Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, Sinclair, upon the Guarantee's effectiveness, consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of Sinclair hereunder, if any, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document (including the Collateral Documents) and that this Guarantee shall continue to be effective, or be reinstated, as the case may be, in accordance with its terms if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          Section 1310.  No Bar to Further Actions.

          Except as provided by law, no action or proceeding brought or instituted under Article Thirteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Thirteen and this Guarantee by reason of any further default or defaults under Article Thirteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

          Section 1311. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

          (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Thirteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

          (b) Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the KDSM Senior Debentures pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

          Section 1312.  Trustee's Duties; Notice to Trustee.

          (a) Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of Sinclair, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

          (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, Sinclair or the officers, directors or agents acting or purporting to act on their respective behalf.

          Section 1313.  Successors and Assigns.

          All terms, agreements and conditions of this Article Thirteen shall extend to and be binding upon Sinclair and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that Sinclair may not assign any of its rights or obligations hereunder other than in accordance with Article Eight.

          Section 1314.  Release of Guarantee.

          Concurrently with the payment in full of all of the Indenture Obligations, Sinclair shall be released from and relieved of its obligations under this Article Thirteen, if any. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the KDSM Senior Debentures, the Trustee shall execute any documents reasonably required in order to evidence the release of Sinclair from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee (if such Guarantee was ever deemed effective), then all of the obligations of Sinclair under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and Sinclair shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

          Section 1315.  Guarantee  Subordinate to Sinclair Senior Indebtedness.

          Sinclair covenants and agrees, and each Holder of a Guarantee, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Guarantee (if effective) is hereby made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Sinclair Senior Indebtedness of all Sinclair Senior Indebtedness; provided, however, that the Indebtedness represented by this Guarantee in all respects shall rank equally with, or prior to, all existing and future Indebtedness of Sinclair which by its terms is pari passu with this Guarantee.

          This Article Thirteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Sinclair Senior Indebtedness; and such provisions are made for the benefit of the holders of Sinclair Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          With respect to the relative rights of Holders and holders of Sinclair Senior Indebtedness and for the purpose of Section 1307(a), each Holder of a KDSM Senior Debenture by his acceptance thereof acknowledges that all Sinclair Senior Indebtedness and any guarantee by Sinclair of such Sinclair Senior Indebtedness shall be deemed to have been incurred prior to the incurrence by Sinclair of its liability under its Guarantee.

          Section 1316. Payment Over of Proceeds upon Dissolution of Sinclair, etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Sinclair or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Sinclair, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Sinclair, then and in any such event:

                (i) the holders of Sinclair Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Sinclair Senior Indebtedness of all amounts due on or in respect of all Sinclair Senior Indebtedness, before the Holders of the KDSM Senior Debentures are entitled to receive any payment or distribution of any kind or character (excluding Permitted Sinclair Junior Securities) on account of the Guarantee; and

                (ii) any payment or distribution of assets of Sinclair of any kind or character, whether in cash, property or securities (excluding Permitted Sinclair Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Sinclair Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Sinclair Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Sinclair Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Sinclair Senior Indebtedness of all Sinclair Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Sinclair Senior Indebtedness; and

                (iii) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any KDSM Senior Debenture shall have received any payment or distribution of assets of Sinclair of any kind or character, whether in cash, property or securities, in respect of the Guarantee before all Sinclair Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Sinclair Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Sinclair for application to the payment of all Sinclair Senior Indebtedness remaining unpaid, to the extent necessary to pay all Sinclair Senior Indebtedness in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Sinclair Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Sinclair Senior Indebtedness.

          The consolidation of Sinclair with, or the merger of Sinclair with or into, another Person or the liquidation or dissolution of Sinclair following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of Sinclair's properties or assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Sinclair for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of Sinclair's properties and assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal comply with the conditions set forth in Article Eight.

          Section  1317.  Suspension  of Payment  When  Senior  Indebtedness  in
Default.

          (a) Unless Section 1316 shall be applicable, upon the occurrence of a Payment Default, no payment (other than any payments previously made pursuant to the provisions described in Article Four) or distribution of any assets of the Company of any kind or character (excluding Permitted Sinclair Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the KDSM Senior Debentures or any other Indenture Obligations or on account of the purchase, redemption, defeasance (whether under Section 402 or 403) or other acquisition of or in respect of the KDSM Senior Debentures unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Sinclair Senior Indebtedness with respect to which such Payment Default shall have occurred shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Sinclair Senior

Indebtedness, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

          (b) Unless Section 1316 shall be applicable, upon (1) the occurrence of a Nonpayment Default and (2) receipt by the Trustee and the Company from the representative of the holders of Designated Sinclair Senior Indebtedness (a "Senior Representative") of written notice of such occurrence, no payment (other than any payments previously made pursuant to the provisions described in Article Four) or distribution of any assets of the Company of any kind or character (excluding Permitted Sinclair Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the KDSM Senior Debentures Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of KDSM Senior Debentures for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 1317) (x) 179 days having elapsed since receipt of such written notice by the Trustee (provided any Designated Sinclair Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Sinclair Senior Indebtedness related thereto shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Sinclair Senior Indebtedness, or (z) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative or the holders of at least a majority of the Designated Sinclair Senior Indebtedness that initiated such Payment Blockage Period, after which, in each such case, the Company shall resume making any and all required payments in respect of the KDSM Senior Debentures, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice referred to in clause (2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the KDSM Senior Debentures may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Sinclair Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any KDSM Senior Debenture prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

          Section 1318.  Payment Permitted by Sinclair if No Default.

          Nothing contained in this Article, elsewhere in this Indenture or in any of the KDSM Senior Debentures shall prevent Sinclair, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Sinclair referred to in Section 1316 or under the conditions described in Section 1317, from making payments at any time of principal of, premium, if any, or interest on the KDSM Senior Debentures.

          Section 1319. Subrogation to Rights of Holders of Sinclair Senior Indebtedness.

          Subject to the payment in full of all Sinclair Senior Indebtedness in cash or Cash Equivalents or in any other form acceptable to the holders of Sinclair Senior Indebtedness, the Holders of the KDSM Senior Debentures shall be subrogated to the rights of the holders of such Sinclair Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Sinclair Senior Indebtedness until the principal of, premium, if any, and interest on the KDSM Senior Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Sinclair Senior Indebtedness of any cash, property or securities to which the Holders of the KDSM Senior Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Sinclair Senior Indebtedness by Holders of the KDSM Senior Debentures or the Trustee, shall, as among Sinclair, its creditors other than holders of Sinclair Senior Indebtedness, and the Holders of the KDSM Senior Debentures, be deemed to be a payment or distribution by such Sinclair to or on account of Sinclair Senior Indebtedness.

          Section 1320.  Provisions Solely to Define Relative Rights.

          The provisions of Sections 1315 through 1328 of this Indenture are intended solely for the purpose of defining the relative rights of the Holders of the KDSM Senior Debentures on the one hand and the holders of Sinclair Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the KDSM Senior Debentures is intended to or shall (a) impair, as among Sinclair, its creditors other than holders of Sinclair Senior Indebtedness and the Holders of the KDSM Senior Debentures, the obligation of Sinclair, which is absolute and unconditional, to pay to the Holders of the KDSM Senior Debentures the principal of, premium, if any, and interest on the KDSM Senior Debentures as and when the same shall become due and payable in accordance with their terms; or

(b) affect the relative rights against Sinclair of the Holders of the KDSM Senior Debentures and creditors of Sinclair other than the holders of Sinclair Senior Indebtedness; or (c) prevent the Trustee or the Holder of any KDSM Senior Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Sinclair Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Sinclair referred to in Section 1316, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1317, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1320(b).

          Section 1321.  Trustee to Effectuate Subordination.

          Each Holder of a KDSM Senior Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Sinclair whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Sinclair owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

          Section 1322.  No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of Sinclair Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Sinclair or by any act or failure to act by any such holder, or by any non-compliance by Sinclair with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of Subsection (a) of this Section and notwithstanding any other provision contained herein, the holders of Sinclair Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the KDSM Senior Debentures, without incurring responsibility to the Holders of the KDSM Senior Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the KDSM Senior Debentures to the holders of Sinclair Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Sinclair Senior Indebtedness or any instrument evidencing the same or any agreement under which Sinclair Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Sinclair Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Sinclair Senior Indebtedness; and (4) exercise or refrain from exercising any rights against any of the Sinclairs and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the KDSM Senior Debentures to take any action to accelerate the maturity of the KDSM Senior Debentures in accordance with the provisions set forth in Article 5 or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

          Section 1323.  Notice to Trustee by Sinclair.

          (a) Sinclair shall give prompt written notice to the Trustee of any fact known to Sinclair which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the KDSM Senior Debentures unless and until the Trustee shall have received written notice thereof from Sinclair or a holder of Sinclair Senior Indebtedness or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any KDSM Senior Debenture or any other Indenture Obligations), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Sinclair Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and Sinclair by a Person representing himself to be a representative of one or more holders of Designated Sinclair Senior Indebtedness (a "Sinclair Senior Representative") or a holder of Sinclair Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Sinclair Senior Representative or a holder of Sinclair Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Sinclair Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the

Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Sinclair Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 1324. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of Sinclair referred to in this Article, the Trustee and the Holders of the KDSM Senior Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of KDSM Senior Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Sinclair Senior Indebtedness and other indebtedness of Sinclair, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

          Section 1325. Rights of Trustee as a Holder of Sinclair Senior Indebtedness; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to Sinclair Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Sinclair Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

          Section 1326.  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1325 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 1327.  No Suspension of Remedies.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of KDSM Senior Debentures to take any action to accelerate the maturity of the KDSM Senior Debentures pursuant to the provisions described under Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Sinclair Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          Section 1328.  Trustee's Relation to Sinclair Senior Indebtedness.

          With respect to the holders of Sinclair Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Sinclair Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Sinclair Senior Indebtedness and the Trustee shall not be liable to any holder of Sinclair Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Sinclair Senior Indebtedness shall be entitled by virtue of this Article or otherwise.If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a KDSM Senior Debenture on which a Guarantee is endorsed, such Guarantee shall be valid nevertheless.


                                ARTICLE FOURTEEN

                                    SECURITY

          Section 1401.  Collateral Documents.

          (a) In order, among other things, to secure the due and punctual payment of the Indenture Obligations, the Company, and the Collateral Agent have entered into, or will enter into, the Pledge Agreement, to create the security interests thereunder and for related matters. The Company represents that it has full corporate power and authority to grant a security interest in the property owned by it constituting the Collateral, as and to the extent contemplated by such Collateral Documents. The Company agrees to execute, acknowledge and deliver to the Trustee such further instruments and to do or cause to be done all such other acts and things, in each case as the Trustee may reasonably request, so as to render the Collateral owned by it available for the security and benefit of this Indenture and of the KDSM Senior Debentures, as and to the extent contemplated by the Collateral Documents.

          (b) Each Holder, by accepting a KDSM Senior Debenture, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended, modified or waived from time to time pursuant to the provisions of the Collateral Documents and this Indenture, authorizes and directs the Trustee to enter into each of the Collateral Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith and herewith.

          (c) In the event of a conflict between the provisions of any of the Collateral Documents and the provisions of the Trust Indenture Act, the provisions of the Trust Indenture Act will control.

          (d) As amongst the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

          Section 1402. Recording, Deposit of Pledged Securities, Opinion of Counsel, etc.

          The Company will cause, at its own expense, this Indenture, the KDSM Senior Debentures, the Collateral Documents, and all amendments or supplements thereto, to be executed and delivered and registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law or that is reasonably requested by the Trustee or the Holders in order to preserve and protect the Liens of the Collateral Documents and all parts of the Collateral and effectuate, preserve and protect the security of the Holders and all rights of the Trustee and provide the Trustee with a valid, legal and perfected security interest in favor of the Trustee, in respect of the Collateral.

          The Company  shall  furnish to the Trustee  the  opinions  required by
Section 314 (b) of the Trust Indenture Act.

          Section 1403.  Release of Collateral.

          To the extent applicable, without limitation, in connection with any release of Collateral under the Collateral Documents, the Company shall deliver to the Trustee the certificate or opinion, if any, required by Trust Indenture Act ss. 314 (d) relating to the release of property or securities from the Liens of this Indenture and the Collateral Documents dated as of a date not more than 60 calendar days prior to the date of release.

          Section 1404.  Trust Indenture Act Requirements.

          The release of any Collateral from the terms of any of the Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents, will not be deemed to impair the security under this Indenture and the Collateral Documents in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Collateral Documents and pursuant to, and in accordance with, the terms hereof, including in the event shares of Parent Preferred are released under the Collateral Documents simultaneously with the payment to the holders of Parent Preferred in connection with the redemption of shares of Parent Preferred. As set forth in
Section 1403, to the extent applicable, without limitation, the Company and each obligor on the KDSM Senior Debentures shall cause Trust Indenture Act Section 314 (d) relating to the release of property or securities from the Liens of the Collateral Documents to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314 (d) may be made by two officers of the Company, except as otherwise provided herein or in cases in which the Trust Indenture Act
Section 314 (d) requires that such certificate or opinion be made by an independent person.

          Section 1405. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

          (a) The Trustee may, in its sole discretion and without the consent of the Holders, but subject to Section 1406 and Article Six hereof, take all actions it deems necessary or appropriate in order to (i) enforce the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Indenture Obligations of the Company hereunder, in each case in accordance with and to the extent provided in the Collateral Documents. Such actions shall include, but not be limited to, advising, instructing or otherwise directing the Collateral Agent in accordance with and connection with enforcing any term or provision of the Collateral Documents.

          (b) Subject to the provisions of the Collateral Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture and to preserve or protect its interests and the interests of the Holders of the Senior Debentures in the Collateral.

          Section 1406. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

          The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

          Section 1407.  Release upon Termination of the Company's Obligations.

          (a) In the event that the Company delivers an Officers' Certificate certifying that all of the Indenture Obligations have been satisfied and discharged by complying with the provisions of Article Eleven, Section 402 or
Section 403, the Trustee shall deliver to the Company a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Company of such notice, the Trustee shall not be deemed to hold the security interests in the Collateral for the benefit of the Holders.

          (b) Any release of any portion of the Collateral made in compliance with the provisions of this Section 1407 shall not be deemed to impair the security interests in the Collateral created by the Collateral Documents in contravention of the provisions of this Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                               KDSM, INC.

                                               By: /s/ David D. Smith
                                                   -----------------------------
                                               Name:  David D. Smith
                                               Title:  President


                                               SINCLAIR BROADCAST GROUP, INC.
                                               By: /s/ David B. Amy
                                                   -----------------------------
                                               Name:  David B. Amy
                                               Title:  President






                                               FIRST UNION NATIONAL BANK OF
                                               MARYLAND, as Trustee

                                               By: /s/ Patricia A. Welling
                                                   -----------------------------
                                               Name:  Patricia A. Welling
                                               Title:

STATE OF                                               )
                                                       )  ss.:
COUNTY OF                                              )

                  On the th day of April,  1997, before me personally came David
B. Amy, to me known, who, being by me duly sworn, did depose and say that he resides at 2000 W.41st Street, Baltimore, MD 21211; that he is the CFO of Sinclair Broadcast Group, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporation.


                                                                       (NOTARIAL
                                                                           SEAL)


                                       -----------------------------------------

STATE OF          )
                  )  ss.:
COUNTY OF                                              )

                  On the th day of April,  1997, before me personally came David
D. Smith, to me known, who, being by me duly sworn, did depose and say that he resides at 2000 W.41st Street, Baltimore, MD 21211; that he is the President of KDSM, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporation.


                                                                       (NOTARIAL
                                                                           SEAL)


                                       -----------------------------------------

                                                                       EXHIBIT A

              [Form of Restricted Securities Transfer Certificate]

                   RESTRICTED SECURITIES TRANSFER CERTIFICATE

                  (For transfers pursuant to Section 307(a) of
                        the Indenture referred to below)






First Union National Bank of Maryland,



  as Securities Registrar



[                             ]



[                             ]









                  Re: 11 5/8% Senior Debentures Due 2009 (the "KDSM Senior Debentures")



                  Reference is made to the Indenture, dated as of March 7, 1997 (the "Indenture"), among KDSM, Inc., a Maryland corporation, Sinclair Broadcast Group, Inc., a Maryland corporation, and First Union National Bank of Maryland, as Trustee. Terms used herein and defined in the Indenture Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to $_____________ aggregate principal amount of KDSM Senior Debentures, which are evidenced by the following certificate(s) (the "Specified Securities"):



         CUSIP No(s). ___________________________



         CERTIFICATE No(s). _____________________



         CURRENTLY IN BOOK-ENTRY FORM:   Yes ___    No ___ (check one)



                  The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through a Depositary (except in the name of "The Depository Trust Company") or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.


                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States. Accordingly, the Owner hereby further certifies as:


(1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:



         (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and



         (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and



(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:


         (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule
                  144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs
                  (e), (f) and (h) of Rule 144;

         (B) the transfer is occurring after a holding period by the Owner of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company; or



         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the "Initial Purchaser" (as defined in the Trust Agreement relating to the Trust to which the KDSM Senior Debentures were initially issued).



Dated:________________



                                (Print the name of the Undersigned, as such
                                 term is defined in the second paragraph of this certificate.)

                                           By:__________________________________



                                              Name:



                                              Title:







                               (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)